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                                                                    EXHIBIT 10.2



                            STOCK PURCHASE AGREEMENT


                                     BETWEEN


                            CARMIKE CINEMAS, INC. AND
                             EASTWYNN THEATRES, INC.


                                       AND


                  SHAREHOLDERS OF MORGAN CREEK THEATERS, INC.;
                   SHAREHOLDERS OF SB HOLDINGS, INC.; MEMBERS
                  OF RDL CONSULTING LIMITED LIABILITY COMPANY;
                 MORGAN CREEK THEATERS, INC.; SB HOLDINGS, INC.;
                    RDL CONSULTING LIMITED LIABILITY COMPANY;
                        AND FIRST INTERNATIONAL THEATRES






                               DATED JUNE 27, 1997

         THIS AGREEMENT is made this _____ day of ______________, 1997, by and between CARMIKE CINEMAS, INC., a corporation organized and existing under the laws of the State of Delaware (hereinafter "Carmike"), and EASTWYNN THEATRES, INC., a corporation organized and existing under the laws of the State of Alabama (collectively the "Purchaser"), and the undersigned shareholders of MORGAN CREEK THEATERS, INC., a Delaware Corporation (the shareholders of Morgan Creek Theaters, Inc. are hereinafter referred as "MCT"); the undersigned shareholders of SB HOLDINGS, INC., a Delaware corporation (the shareholders of SB Holdings, Inc. are hereinafter referred to as "SBH"); the members of RDL CONSULTING LIMITED LIABILITY COMPANY, a Wyoming Limited Liability Company (the members of RDL Consulting Limited Liability Company are hereinafter referred to as "RDL"); MORGAN CREEK THEATERS, INC., a Delaware corporation (hereinafter "MCTI"); SB HOLDINGS, INC., a Delaware corporation (hereinafter "SBHI"), and RDL CONSULTING LIMITED LIABILITY COMPANY, a Wyoming Limited Liability Company (hereinafter "RDLLLC") (MCT, SBH and RDL are collectively referred to herein as "Sellers") .

                                   WITNESSETH:

         WHEREAS, First International Theatres is a joint venture organized and existing under the laws of the State of Delaware ("Company"), and is engaged in the operation of theatres for the exhibition of motion pictures in the states of Arkansas, Kansas, Missouri, Nebraska and South Dakota; and

         WHEREAS, MCTI owns a 39.5% joint venture interest in the Company (the "MCTI Interest"), and MCT desires to exchange all of its MCTI stock for Carmike Stock; and

         WHEREAS, SBHI owns a 39.5% joint venture interest in the Company (the "SBHI Interest"), and SBH desires to sell all of its SBHI stock to Purchaser for cash; and

         WHEREAS, RDLLLC owns a 21% joint venture interest in the Company (the "RDLLLC Interest"), and RDL desires to sell all of its RDLLLC membership interest to Purchaser for cash and Carmike Stock; and

         WHEREAS, Purchaser desires to acquire 100% ownership interest in the Company through acquisition of 100% ownership interest of MCTI, SBHI and RDLLLC on the terms and conditions set forth herein; and



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         WHEREAS, the parties hereto desire to make this Agreement for the purpose of setting forth certain representations, warranties and covenants made in connection with the aforesaid exchange of MCTI's stock, and purchase and sale of SBHI's stock and RDLLLC's membership interest.

         NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants contained herein, the parties hereto have agreed and do hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         The following terms used in this Agreement shall have the meanings set forth below:

         1.01. Affiliate - Any person, firm, corporation, partnership or association controlling, controlled by or under common control with another person, firm, corporation, partnership or association.

         1.02. Agreement - This Agreement, including the Exhibits attached hereto and the Schedules delivered pursuant hereto.

         1.03. Balance Sheet - The consolidated balance sheet of the Company as of 5/22/97.

         1.04. Carmike Stock - The Class A common stock, $.03 par value of Carmike Cinemas, Inc.(NYSE - "CKE").

         1.05. Claim or Claims - Any demand, claim, action or cause of action, assessment, loss, damage, liability, cost or expense, including, without limitation, interest, penalties and reasonable attorneys' fees and expenses.

         1.06.    Closing - The closing referred to in Section 2.02 hereof.

         1.07.    Closing Date - The date referred to in Section 2.02 hereof.

         1.08.    Code - The Internal Revenue Code of 1986, as amended.

         1.09. Company - Unless the context otherwise requires, First International Theatres.



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         1.10.    ERISA - The Employee Retirement Income Security Act of 1974,
as amended.

         1.11. Financial Statements - (i) The Balance Sheet, (ii) audited financial statements of the Company for years ended 1/2/97, 12/28/95 and 12/29/94, and (iii) theatre operating cash flow statements of Company as of and for the years ended 1/2/97 and periods ended 5/8/97 and 5/2/96.

         1.12. Guaranty - The unconditional guaranty of Morgan Creek Productions, Inc. of the performance of MCT's, MCTI's and Company's obligations hereunder in form substantially as set forth on Exhibit "A" attached hereto.

         1.13. Holdback - The sum of Thirty-Nine Thousand Five Hundred and 00/100 Dollars ($39,500.00), to be retained by Purchaser.

         1.14. Joint Venture Interest - The joint venture interest evidencing complete ownership of the Company.

         1.15. Letters of Credit - The Company's Letters of Credit as described on Schedule 1.15 attached hereto.

         1.16.    MCTI - Morgan Creek Theatres, Inc., a Delaware corporation.

         1.17. MCTI Balance Sheet - The unaudited balance sheet of MCTI as of May 22, 1997.

         1.18.    MCTI Common Stock - The common stock, no par value, of MCTI.

         1.19. MCTI Financial Statements - The financial statements of MCTI and the MCTI Balance Sheet set forth on Schedule 4.02 A.

         1.20. MCTI Shares - The total of 111 shares of the MCTI Common Stock, constituting in the aggregate One Hundred percent (100%) of the issued and outstanding MCTI Common Stock.

         1.21. Permitted Title Exceptions - Easements and other non-material encumbrances shown on title policies for the real property upon which the Theatres are situate.



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         1.22.    Purchase Price - The amount determined and payable as provided in Section 3.01.

         1.23. RDLLLC - RDL Consulting Limited Liability Company, a Wyoming limited liability company.

         1.24. RDLLLC Balance Sheet - The unaudited balance sheet of RDLLLC as of May 22, 1997.

         1.25. RDLLLC Financial Statements - The financial statements and the RDLLLC Balance Sheet set forth on Schedule 6.02 A.

         1.26. RDLLLC Membership Interest - The limited liability company membership interest of 100% of the members of RDLLLC.

         1.27.    SBHI - SB Holdings, Inc., a Delaware corporation.

         1.28. SBHI Balance Sheet - The unaudited balance sheet of SBHI as of May 22, 1997.

         1.29.    SBHI Common Stock - The common stock, $.01 par value, of SBHI.

         1.30. SBHI Financial Statements - The financial statements set forth on Schedule 5.02 A.

         1.31. SBHI Shares - The total of 100 shares of the SBHI Common Stock, constituting in the aggregate One Hundred percent (100%) of the issued and outstanding SBHI Common Stock.

         1.32.    Schedules - Those Schedules referred to in this Agreement.

         1.33. Shares - Collectively, the MCTI Shares, SBHI Shares, RDLLLC Membership Interest and the Joint Venture Interest.

         1.34. Subsidiary - Any corporation, partnership, trust or other legal entity, 10% or more of the ownership, voting or beneficial interest in which is owned or controlled directly or indirectly by MCTI, SBHI, RDLLLC, and/or Company.

         1.35.    Theatres - The Theatres set forth on Schedule 1.32 hereof.


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         1.36.    Undisclosed Liabilities - Any liability or obligation of MCTI,
SBHI, RDLLLC and/or Company, whether liquidated or contingent, as of May 22, 1997, that is not fully reflected or reserved against in the Balance Sheet, the MCTI Balance Sheet, SBHI Balance Sheet, or RDLLLC Balance Sheet or fully disclosed in a Schedule, other than liabilities or obligations arising subsequent to the Balance Sheet date incurred in the normal and ordinary course of business and which would not violate the provisions of Section 7.13, or, had they occurred subsequent to the signing of this Agreement and prior to the Closing Date, would not have violated the provisions of Section 8.01.


                                   ARTICLE II
                         PURCHASE AND SALE OF THE SHARES

         2.01. Agreement to Sell. For the consideration hereinafter provided and subject to the terms and conditions herein set forth, on the Closing Date the Sellers shall exchange, sell, assign, transfer and deliver to the Purchaser, and the Purchaser shall exchange, purchase and acquire from the Sellers, that portion of the MCTI Shares, SBHI Shares or RDLLLC Membership Interest shown opposite his or her respective name below:

                                                         Number of Shares or
                                                         Membership Interest
Company                     Seller                           To Be Sold
--------------------        ------------------------     ----------------------
MCTI                        James G. Robinson                100 Shares
                            Gary Barber                       11 Shares

SBHI                        HB Svenska Bio                   100 Shares

RDLLLC                      Ron D. Leslie                        95%
                            Juanita R. Leslie                     5%

         At the Closing Date Sellers shall cause to be delivered to the Purchaser the certificates representing that portion of the applicable Shares to be sold by the Sellers hereunder, together with accompanying stock powers or instruments of assignment, duly endorsed in blank for good transfer of such Shares to the Purchaser or Purchaser's designee, with all necessary transfer taxes and other revenue stamps acquired at Sellers' expense affixed thereto.



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         2.02.    Closing. The Closing of the purchase and sale of the Shares and payment of the Purchase Price shall take place at the offices of Spencer Fane Britt & Browne, LLP, Suite 1400, 1000 Walnut Street, Kansas City, Missouri 64106, at 10:00 a.m. on June 27, 1997, or at such other time as shall be mutually agreeable to the parties hereto. In the event Closing does not take place on or before 7/15/97, this Agreement shall terminate, and neither party shall have any further liability hereunder.

                                   ARTICLE III
                        PURCHASE PRICE AND OTHER PAYMENTS

         3.01.

                  A. At the Closing, the Purchaser shall pay and deliver to Sellers, against delivery of the Shares, in the following manner, the amount determined as follows: The Purchase Price of the Shares shall be the amount determined by taking $16,800,000.00 (the "Gross Purchase Price") and reducing said amount by the actual amount of current liabilities and long-term debt of the Company to be assumed or discharged at Closing by Purchaser, and increasing said amount by the amount of current assets of the Company as said items are shown on the Balance Sheet attached hereto as Exhibit "B".

                  B. The Purchase Price will be allocated to Sellers in accordance with each Seller's Joint Venture Interest (the "Allocated Purchase Price") as shown on Schedule 3.01B and will be reduced by the actual amount of current liabilities and long-term debt as shown on each of MCTI, SBHI, and RDLLLC's respective May 22, 1997 balance sheet. This amount will be increased by the actual amount of current assets as shown on each of the MCTI, SBHI, and RDLLLC respective May 22, 1997 balance sheets. The final result (the "Sellers' Proceeds") will be the amount used to calculate amounts in Sections 3.01 C, 3.01 D, and 3.01 E.

                  C. Exchange of MCTI Shares. At the Closing, the Purchaser shall deliver to MCT 122,477 shares of Carmike Stock in exchange for delivery by MCT of the MCTI Shares. The number of shares of Carmike Stock to be delivered to MCT at Closing has been determined based upon a value per share of said Carmike Stock of $33.00. In the event that on the day prior to the Closing Date, the closing price of Carmike Stock is less than $31.00 or more than $35.00, the parties agree to adjust the number of shares of Carmike Stock to be delivered to MCT to a



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mutually agreed upon amount. It is acknowledged that certain of such shares shall be allocated to James G. Robinson and Barry Reardon in satisfaction of certain obligations to them.

                  D. SBHI Shares. At the Closing, the Purchaser shall deliver to SBH by wire transfer the portion of the Purchase Price allocable to SBH, less the Holdback.

                  E. RDLLLC Membership Interest. At the Closing, Purchaser shall deliver to RDL 6,509 shares of Carmike Stock, and shall wire transfer to RDL the remainder of the portion of the Purchase Price allocable to RDL in cash in exchange for delivery by RDL of the RDLLLC Membership Interest. The number of shares of Carmike Stock to be delivered to RDL at Closing has been determined based upon a value per share of said Carmike Stock of $33.00. In the event that on the day prior to the Closing Date, the closing price of Carmike Stock is less than $31.00 or more than $35.00, the parties agree to adjust the number of shares of Carmike Stock to be delivered to RDL to a mutually agreed upon amount.

         3.02.             Post Closing Settlement for Undisclosed Liabilities.

             Six Month Settlement. Within six (6) months from the Closing Date:

                  (i) MCT will pay to Purchaser 39.5% of any Undisclosed Liabilities;

                  (ii) RDL will pay to Purchaser 21% of any Undisclosed Liabilities; and

                  (iii) Purchaser will pay SBH the Holdback less 39.5% of any Undisclosed Liabilities unless 39.5% of the Undisclosed Liabilities is greater than the Holdback in which case SBH will pay to Purchaser 39.5% of the Undisclosed Liabilities less the Holdback and SBHI shall have no further claim to said Holdback.

                                   ARTICLE IV
                      REPRESENTATIONS AND WARRANTIES OF MCT

         MCT hereby represents and warrants to Purchaser as follows:



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     4.01.    Organization and Capitalization.

         A. MCTI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. MCTI has no Subsidiary, other than the Company. MCTI has all requisite corporate or other power and authority to carry on its business, to own, lease or operate its properties in the places where such business is now conducted and where such properties are now owned, leased or operated.

         B. MCTI's sole asset consists of its ownership of a 39.5% Joint Venture Interest, and MCTI, at Closing, will have no liabilities whatsoever.

         C. The authorized capital stock of MCTI consists of 10,000 shares of common stock, of which 111 shares are outstanding, and have been duly authorized, and are validly issued, fully paid and non-assessable. MCTI Common Stock is not subject to any preemptive or other similar rights of any shareholder, or any voting trust, shareholder agreements or other contracts affecting the voting rights or transferability thereof, except as shown on
Schedule 4.01 C, and there are no options, warrants or other rights presently outstanding for the purchase or acquisition of shares of the MCTI Common Stock.

     4.02.    Financial Statements.

         A.       Schedule 4.02 A contains the MCTI Financial Statements.

         B. The MCTI Financial Statements (i) are prepared from and in accordance with the books and records of MCTI in accordance with generally accepted accounting principles consistently applied; (ii) present fairly in all material respects the financial condition and results of operation of MCTI as of the respective dates indicated for the respective periods indicated; and (iii) reflect adequate accruals for all material liabilities and reasonably anticipated losses, except that the unaudited MCTI Financial Statements lack footnotes.

         C. There is no known basis for the assertion against MCTI of any Undisclosed Liability.



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

     4.03.    Taxes.

         A. Schedule 4.03 (i) lists the jurisdictions in which MCTI has filed federal and state income tax returns during the two (2) fiscal years ended 1995, and (ii) with respect to all fiscal years and periods, and all jurisdictions in which MCTI has filed federal and state income tax returns which have been examined by the Internal Revenue Service or any state agency with respect to any period, lists all open and unsettled deficiencies, if any, proposed as a result of all such examinations and any waivers of the applicable statutes of limitations with respect to years under examination or proposed to be under examination, and listing any powers of attorney given by MCTI empowering the person, firm or corporation named therein to act on behalf of MCTI in connection with tax matters. Except as otherwise set forth on Schedule 4.03, any and all prior audits or investigations by the Internal Revenue Service or any state agency have been settled, and such settlements have been paid in full or properly reflected on the MCTI Financial Statements. Except as set forth on Schedule 4.03, MCTI has not received notice of, any pending or contemplated investigation or audit by the Internal Revenue Service or any state agency concerning any fiscal year or period ended prior to the date hereof.

         B. As of the date hereof, MCTI has filed, and as of the Closing Date MCTI will have filed, all federal and foreign income tax returns and all state, county and local income, franchise, property, sales, use and other tax returns required to be filed by MCTI in each taxing jurisdiction in which MCTI operates, has property or is otherwise subject to taxation, taking into account any extensions of the filing deadlines which have been validly granted to MCTI, and such returns are and will be true and correct in all material respects, and MCTI has paid or accrued on the MCTI Financial Statements all federal and state income taxes and all state, county and local income, franchise, property, sales, use and other taxes and assessments (including penalties and interest in respect thereof, if any) that have become or are due with respect to any period ended on or prior to the May 22, 1997 whether shown on such returns or not.

         C. Schedule 4.03 C contains a true and correct copy of MCTI's income tax returns for tax years ended 1994 and 1995.

     4.04. Real or Personal Property. MCTI does not own or lease any Real or Personal Property.



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     4.05.    Defaults. Except as set forth on Schedule 4.05, there is no default or claim of purported or alleged default, or, to the knowledge of MCT or MCTI, state of facts (including any facts which will exist as a result of the consummation of and performance under this Agreement), which, with notice or lapse of time, or both, would constitute a material default in any obligation on the part of MCTI to be performed under any material contract or agreement to which MCTI is a party, and MCTI has in all respects performed, and on the Closing Date shall have performed, all material obligations required to be performed by MCTI under any such material contract or agreement to which it is a party; and MCTI has not waived any material right under any such material contract or agreement.

     4.06.    Corporate Records.

         A. Except as set forth on Schedule 4.06, on or before the Closing Date, MCTI shall provide to Purchaser (i) copies of the Articles of Incorporation of MCTI as in effect on the date hereof and as in effect on the Closing Date, certified by the appropriate state officials; (ii) copies of all By-Laws of MCTI certified by the Secretary or an Assistant Secretary; and (iii) copies of all partnership and joint venture agreements to which MCTI is a party, including any amendments thereto, certified by the Secretary or an Assistant Secretary.

         B. MCTI has provided Purchaser with true, correct and complete copies of or originals of the minutes of all meetings, or consent actions of the shareholders and directors of MCTI, and said minutes reflect all corporate actions taken by the directors and shareholders, or any committee of the Board of Directors of MCTI.

     4.07. Litigation. Except as set forth on Schedule 4.07, there are no actions, suits or proceedings (whether or not purportedly on behalf of MCTI), or to the knowledge of MCT or MCTI, investigations to which MCTI is a party or to which any of its assets or properties is or may be subject, pending or to MCT or MCTI's knowledge threatened against or affecting MCTI or any of its assets or properties, at law, in equity, or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

     4.08.    Compliance with Laws. Except to the extent disclosed on
Schedule 4.08, (i) MCTI has not been notified nor is



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any of its management aware that MCTI has failed to comply in any respect with, or is in default in any respect under, any laws, ordinances, requirements, regulations or orders applicable to its business, and (ii) MCTI is not subject to any judgment, order, writ, injunction, or decree that adversely affects in a material way, or might in the future reasonably be expected to adversely affect in a material way, its business, operations, prospects, properties, assets or condition, financial or otherwise. MCTI is not now and on the Closing Date will not be in default concerning any order, writ, injunction or decree of any federal, state, municipal court or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which default would have a material adverse effect on the financial condition of MCTI, and to MCTI's knowledge, there is no investigation pending or threatened against or affecting MCTI by any state or federal governmental agency, department or instrumentality.

     4.09. Absence of Changes. Since May 22, 1997, and except for the transactions contemplated by this Agreement, and satisfaction of debt to James
G. Robinson, there has not been any transaction or occurrence in which MCTI has:

         A. Issued or delivered or agreed to issue or deliver any stock or other securities of MCTI (whether stock, bonds, debentures or other corporate securities) or granted, or agreed to grant any options or rights to purchase any securities of MCTI, or borrowed, or agreed to borrow any funds;

         B. Incurred or knowingly become subject to, or agreed to incur or become subject to, any obligation or liability (absolute or contingent);

         C. Discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent) other than current liabilities;

         D.       Other than to accomplish the distributions contemplated by
Section 8.02, declared, set aside or made, or agreed to declare, set aside or make any payments of dividends or any distribution to shareholders, or purchased, redeemed or otherwise acquired, directly or indirectly, or agreed to purchase, redeem or acquire, any shares of stock or other securities;



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         E.       Mortgaged, pledged or subjected to a lien, charge or any other encumbrance, or agreed so to do, any of its assets, tangible or intangible, except the lien of current real and personal property taxes;

         F. Sold, assigned, transferred or agreed so to do, any of its tangible assets, or cancelled, agreed to cancel, prepaid or agreed to prepay any debts or claims;

         G. Sold, assigned or transferred any trademarks, trade names, copyrights or other intangible assets;

         H. Suffered any damage, destruction or loss, whether or not covered by insurance, which materially adversely affected the properties or business of MCTI, or waived any rights of substantial value;

         I. Increased, or agreed to increase, the rate of compensation payable or to become payable by it to any of its officers, directors, members, partners, employees or agents over the rate being paid to them at 4/30/97;

         J. Terminated or amended any material contract, agreement, license or other instrument to which it is a party or suffered any loss or termination or threatened loss or termination, of any material customer or supplier;

         K. Through negotiation or otherwise, made any commitment or incurred any liability or obligation, enforceable or not, to any labor organization;

         L. Made or agreed to make any accrual or arrangement for or payment of any bonuses or special compensation of any kind to any officer, director, shareholder, employee or agent;

         M. Directly or indirectly paid or made a commitment to pay any severance or termination pay to any officer, director, shareholder, employee or agent;

         N. Introduced any new method of management, operation or accounting that would have a material adverse effect on its business or on any of the assets, properties or rights applicable thereto;




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         O.       Reclassified its shares of capital stock into a different
number of shares, membership interest or partnership interest;

         P. Made or agreed to make any charitable contributions (other than as accrued on the MCTI Financial Statements, or incurred or agreed to incur any nonbusiness expenses;

         Q. Paid or agreed to pay any service charges, interest charges or payments or investment charges or similar fees to any of the Sellers or Company or any Affiliate of the Sellers or Company or entered into any other transactions;

         R. Experienced any other event or condition materially or adversely affecting the business or properties of MCTI.

     4.10. Certain Transactions or Arrangements. Schedule 4.10 lists any officer, director, shareholder, partner or member of MCTI or any Affiliate or relative closer than first cousin of any such officer, director, shareholder, partner or member who is presently, directly or indirectly, a party to any transaction with MCTI and contains a brief description of each transaction, including without limitation:

         A. Any contract, agreement, understanding, commitment or other arrangement providing for the employment of, furnishing services to or by, furnishing access to real or personal property to or by, rental of real or personal property from or otherwise requiring payments or delivery of value to any such officer, director, shareholder, member, partner, Affiliate or relative of such persons; and

         B. Any loans or advances to or from MCTI, giving for each the principal amount outstanding, interest rate, maturity date and security therefor.

     4.11. Brokers and Finders. Neither MCTI nor any of its officers, directors, partners, members, or employees have employed any broker, agent or finder or incurred any liability for any brokerage fees, agent's commissions or finder's fees concerning the transactions contemplated hereby, except for any such fees and commissions which are payable as provided by Section 15.06 hereof.



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

     4.12.    Labor Matters. MCTI has no employees.

     4.13. Power of Attorney. MCTI has not given any power of attorney regarding its business, properties or assets, except for powers of attorney given in connection with tax matters as listed in Schedule 4.03.

     4.14. Title to Shares. MCT has or will have at the Closing Date good title to the Shares to be sold by it pursuant to the Agreement; and has or will have at the Closing Date full legal right, power and authority to sell, assign and transfer the Shares to be sold by it to the Purchaser free and clear of all claims, liens, encumbrances or security interests, whatsoever.

     4.15. Employee Benefit Plans. MCTI has no employee benefit plans, employee pension benefit plans, multi-employer plans, or welfare plans, as same are defined in Section 3 (1) (2) and (3), or 4001 (a) (3) of ERISA covering employees or former employees of MCTI.

     4.16.    Governmental Approval and Other Consents.

         A. Except as set forth in Schedule 4.16A, MCTI has all governmental approvals, authorizations, permits and licenses required to permit the operation of its business as presently conducted and the absence of which would adversely affect in a material way the operations of its business.

         B. Except for requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, no authorization, consent or approval of, or designation, declaration or filing with, any public body, governmental authority, bureau or agency or other persons or entities on the part of MCTI is necessary or required as a condition to the validity of this Agreement and the consummation of the transactions contemplated hereby.

     4.17. Authority. This Agreement constitutes the valid and binding obligation of MCTI, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws affecting creditors' rights generally, and to general principles of equity, or as may be modified by a court of equity in an action for specific performance. Except as set forth in Schedule 4.17, neither the execution and delivery of this Agreement by MCTI nor the consummation of the transactions contemplated hereby will violate any provisions of the Articles of Incorporation or By-Laws of MCTI, or to the knowledge of MCTI,



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

any law or any order of any court or any governmental unit to which MCTI is subject, nor will such execution, delivery or consummation conflict with, result in a breach of or constitute a material default under any indenture, mortgage, agreement, or other instrument to which the MCTI is a party or by which it is bound, or result in the creation of any lien, charge or encumbrance upon the Shares or any of MCTI's assets or properties, or result in the acceleration of the maturity of any payment date of any of MCTI's obligations, or increase or materially and adversely affect the obligations of MCTI thereunder.

     4.18. Banks. Schedule 4.18 lists all banks or other financial institutions with which MCTI has an account, line of credit or safe deposit box and the account numbers thereof and names of persons authorized to act in connection therewith.

     4.19. Accuracy of Information. No representation or warranty of, or any information provided to Purchaser by MCTI in this Agreement or in any certificate or Schedule furnished by MCTI pursuant hereto, knowingly contains or, on the Closing Date, will knowingly contain any untrue statement of a material fact, or knowingly omits, or on the Closing Date, will knowingly omit to state any material fact necessary in order to make the statements contained therein not misleading. True copies of all deeds, title insurance policies, mortgages, indentures, notes, leases, agreements, plans, contracts and other instruments listed on or referred to, or otherwise related to any item referred to, in the Schedules delivered or furnished to the Purchaser by MCTI pursuant to this Agreement have been delivered to or have been made available or will, upon request, be made available for inspection by the Purchaser. Purchaser shall be entitled to rely upon the accuracy of all such written information, in the preparation of its filings with the Securities and Exchange Commission. MCTI shall immediately notify Purchaser of any inaccuracies or omissions in any of such information previously supplied to Purchaser.

     4.20. Claims. Except as set forth on Schedule 4.20, and except for Claims arising under or in connection with this Agreement, MCTI does not have, and on the Closing Date will not have, any Claim of any nature, whether asserted or unasserted, against Purchaser or Company.

     4.21. Disclaimer of Other Representations and Warranties. Except as set forth in this Article IV, MCT makes no representation or warranty, express or implied, at law or at equity, in respect of MCTI or Company, or any of their assets, liabilities, or operations, and any such other representations or warranties are hereby expressly disclaimed.

                                    ARTICLE V
                      REPRESENTATIONS AND WARRANTIES OF SBH

         SBH hereby represents and warrants to Purchaser as follows:

     5.01.    Organization and Capitalization.

         A. SBHI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. SBHI has no Subsidiary, other than the Company. SBHI has all requisite corporate or other power and authority to carry on its business, to own, lease or operate its properties in the places where such business is now conducted and where such properties are now owned, leased or operated.

         B. SBHI's sole asset consists of its ownership of a 39.5% Joint Venture Interest, and SBHI had no liabilities whatsoever.

         C. The authorized capital stock of SBHI consists of 1,000 shares of common stock, of which 100 shares are outstanding, and have been duly authorized, and are validly issued, fully paid and non-assessable. SBHI Common Stock is not subject to any preemptive or other similar rights of any shareholder, or any voting trust, shareholder agreements or other contracts affecting the voting rights or transferability thereof, except as shown on
Schedule 5.01 C, and there are no options, warrants or other rights presently outstanding for the purchase or acquisition of shares of the SBHI Common Stock.

     5.02.    Financial Statements.

         A.       Schedule 5.02 A contains the SBHI Financial Statements.

         B. The SBHI Financial Statements (i) are not prepared from and in accordance with the books and records of SBHI in accordance with generally accepted accounting principles consistently applied, but are prepared on an income tax basis of accounting; (ii) present fairly in all material respects the financial condition and results of operation, on the income tax basis of accounting, of SBHI as of the respective dates indicated for the respective periods indicated; and (iii) reflect adequate accruals for all material liabilities and reasonably anticipated losses, except that the unaudited SBHI Financial Statements lack footnotes.

         C. There is no known basis for the assertion against SBHI of any Undisclosed Liability.

     5.03.    Taxes.

         A. Schedule 5.03 (i) lists the jurisdictions in which SBHI has filed federal and state income tax returns during the two (2) fiscal years ended 1995, and (ii) with respect to all fiscal years and periods, and all jurisdictions in which SBHI has filed federal and state income tax returns which have been examined by the Internal Revenue Service or any state agency with respect to any period, lists all open and unsettled deficiencies, if any, proposed as a result of all such examinations and any waivers of the applicable statutes of limitations with respect to years under examination or proposed to be under examination, and listing any powers of attorney given by SBHI empowering the person, firm or corporation named therein to act on behalf of SBHI in connection with tax matters. Except as otherwise set forth on Schedule 5.03, any and all prior audits or investigations by the Internal Revenue Service or any state agency have been settled, and such settlements have been paid in full or properly reflected on the SBHI Financial Statements. Except as set forth on Schedule 5.03, SBHI has not received written notice of, any pending or contemplated investigation or audit by the Internal Revenue Service or any state agency concerning any fiscal year or period ended prior to the date hereof.

         B. Except as disclosed on Schedule 5.03, as of the date hereof, SBHI has filed, and as of the Closing Date SBHI will have filed, all federal and foreign income tax returns and all state, county and local income, franchise, property, sales, use and other tax returns required to be filed by SBHI in each taxing jurisdiction in which SBHI operates, has property or is otherwise subject to taxation, taking into account any extensions of the filing deadlines which have been validly granted to SBHI, and such returns are and will be true and correct in all material respects. SBHI has paid or accrued on the SBHI Financial Statements all federal and state income taxes and all state, county and local income, franchise, property, sales, use and other taxes and assessments (including penalties and interest in respect thereof, if any) that have become or are due with respect to any period ended on or prior to 5/22/97 whether shown on such returns or not.

         C. Schedule 5.03 C contains a true and correct copy of SBHI's income tax returns for tax years ended 1994 and 1995.

     5.04. Real or Personal Property. SBHI does not directly own or lease any Real or Personal Property.

     5.05. Defaults. Except as set forth on Schedule 5.05, there is no default or claim of purported or alleged default, or, to the knowledge of SBH or SBHI, state of facts (including any facts which will exist as a result of the consummation of and performance under this Agreement), which, with notice or lapse of time, or both, would constitute a material default in any obligation on the part of SBHI to be performed under any material contract or agreement to which SBHI is a party, and SBHI has in all respects performed, and on the Closing Date shall have performed, all material obligations required to be performed by SBHI under any such material contract or agreement to which it is a party; and SBHI has not waived any material right under any such material contract or agreement.

     5.06.    Corporate Records.

         A. Except as set forth on Schedule 5.06, on or before the Closing Date, SBHI shall provide to Purchaser (i) copies of the Certificate of Incorporation of SBHI as in effect on the date hereof and as in effect on the Closing Date, certified by the appropriate state officials; (ii) copies of all By-Laws of SBHI certified by the Secretary or an Assistant Secretary; and (iii) copies of all partnership and joint venture agreements to which SBHI is a party, including any amendments thereto, certified by the Secretary or an Assistant Secretary.

         B. SBHI has provided Purchaser with true, correct and complete copies of or originals of the minutes of all meetings, or consent actions of the shareholders and directors of SBHI, and said minutes reflect all corporate actions taken by the directors and shareholders, or any committee of the Board of Directors of SBHI.

     5.07. Litigation. Except as set forth on Schedule 5.07, there are no actions, suits or proceedings (whether or not purportedly on behalf of SBHI), or to the knowledge of SBH or SBHI, investigations to which SBHI is a party or to which any of its assets or properties is or may be subject, pending or to SBH or SBHI's knowledge threatened against or affecting SBHI or any of its assets or properties, at law, in equity, or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

     5.08.    Compliance with Laws. Except to the extent disclosed on
Schedule 5.08, (i) SBHI has not been notified nor is any of its management aware that SBHI has failed to comply in any respect with, or is in default in any respect under, any laws, ordinances, requirements, regulations or orders applicable to its business, and (ii) SBHI is not subject to any judgment, order, writ, injunction, or decree that adversely affects in a material way, or might in the future reasonably be expected to adversely affect in a material way, its business, operations, prospects, properties, assets or condition, financial or otherwise. SBHI is not now and on the Closing Date will not be in default concerning any order, writ, injunction or decree of any federal, state, municipal court or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which default would have a material adverse effect on the financial condition of SBHI, and to SBHI's knowledge, there is no investigation pending or threatened against or affecting SBHI by any state or federal governmental agency, department or instrumentality.

     5.09. Absence of Changes. Since May 22, 1997, and except for the transactions contemplated by this Agreement and Section 8.02, there has not been any transaction or occurrence in which SBHI has:

         A. Issued or delivered or agreed to issue or deliver any stock or other securities of SBHI (whether stock, bonds, debentures or other corporate securities) or granted, or agreed to grant any options or rights to purchase any securities of SBHI, or borrowed, or agreed to borrow any funds;

         B. Incurred or knowingly become subject to, or agreed to incur or become subject to, any obligation or liability (absolute or contingent);

         C. Discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent) other than current liabilities;

         D. Declared, set aside or made, or agreed to declare, set aside or make any payments of dividends or any distribution to shareholders, or purchased, redeemed or otherwise acquired, directly or indirectly, or agreed to purchase, redeem or acquire, any shares of stock or other securities;

         E. Mortgaged, pledged or subjected to a lien, charge or any other encumbrance, or agreed so to do, any of its assets, tangible or intangible, except the lien of current real and personal property taxes;

         F. Sold, assigned, transferred or agreed so to do, any of its tangible assets, or cancelled, agreed to cancel, prepaid or agreed to prepay any debts or claims;

         G. Sold, assigned or transferred any trademarks, trade names, copyrights or other intangible assets;

         H. Suffered any damage, destruction or loss, whether or not covered by insurance, which materially adversely affected the properties or business of SBHI, or waived any rights of substantial value;

         I. Increased, or agreed to increase, the rate of compensation payable or to become payable by it to any of its officers, directors, members, partners, employees or agents over the rate being paid to them at 5/22/97;

         J. Terminated or amended any material contract, agreement, license or other instrument to which it is a party or suffered any loss or termination or threatened loss or termination, of any material customer or supplier;

         K. Through negotiation or otherwise, made any commitment or incurred any liability or obligation, enforceable or not, to any labor organization;

         L. Made or agreed to make any accrual or arrangement for or payment of any bonuses or special compensation of any kind to any officer, director, shareholder, employee or agent;

         M. Directly or indirectly paid or made a commitment to pay any severance or termination pay to any officer, director, shareholder, employee or agent;

         N. Introduced any new method of management, operation or accounting that would have a material adverse effect on its business or on any of the assets, properties or rights applicable thereto;

         O. Reclassified its shares of capital stock into a different number of shares, membership interest or partnership interest;

         P. Made or agreed to make any charitable contributions (other than as accrued on the SBHI Financial Statements) or incurred or agreed to incur any nonbusiness expenses;

         Q. Paid or agreed to pay any service charges, interest charges or payments or investment charges or similar fees to any of the Sellers or Company or any Affiliate of the Sellers or Company or entered into any other transactions;

         R. Experienced any other event or condition materially adversely affecting the business or properties of SBHI, other than general economic conditions.

     5.10. Certain Transactions or Arrangements. Schedule 5.10 lists any officer, director, shareholder, partner or member of the SBHI or Company or any Affiliate or relative closer than first cousin of any such officer, director, shareholder, partner or member who is presently, directly or indirectly, a party to any transaction with SBHI or Company and contains a brief description of each transaction, including without limitation:

         A. Any contract, agreement, understanding, commitment or other arrangement providing for the employment of, furnishing services to or by, furnishing access to real or personal property to or by, rental of real or personal property from or otherwise requiring payments or delivery of value to any such officer, director, shareholder, member, partner, Affiliate or relative of such persons; and

         B. Any loans or advances to or from SBHI or Company, giving for each the principal amount outstanding, interest rate, maturity date and security therefor.

     5.11. Brokers and Finders. Neither SBHI nor any of its officers, directors, partners, members, or employees have employed any broker, agent or finder or incurred any liability for any brokerage fees, agent's commissions or finder's fees concerning the transactions contemplated hereby, except for any such fees and commissions which are payable as provided by Section 15.06 hereof.

     5.12.    Labor Matters. SBHI has no employees.

     5.13. Power of Attorney. SBHI has not given any power of attorney regarding its business, properties or assets, except for powers of attorney given in connection with tax matters as listed in Schedule 5.03.

     5.14. Title to Shares. SBH has or will have at the Closing Date good title to the Shares to be sold by it pursuant to the Agreement; and has or will have at the Closing Date full legal right, power and authority to sell, assign and transfer the Shares to be sold by it to the Purchaser free and clear of all claims, liens, encumbrances or security interests, whatsoever.

     5.15. Employee Benefit Plans. SBHI has no employee benefit plans, employee pension benefit plans, multi-employer plans, or welfare plans, as same are defined in Section 3 (1) (2) and (3), or 4001 (a) (3) of ERISA, covering employees or former employees of SBHI.

     5.16.    Governmental Approval and Other Consents.

         A. Except as set forth in Schedule 5.16A, SBHI has all governmental approvals, authorizations, permits and licenses required to permit the operation of its business as presently conducted and the absence of which would adversely affect in a material way the operations of its business.

         B. Except for requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, no authorization, consent or approval of, or designation, declaration or filing with, any public body, governmental authority, bureau or agency or other persons or entities on the part of SBHI is necessary or required as a condition to the validity of this Agreement and the consummation of the transactions contemplated hereby.

     5.17. Authority. This Agreement constitutes the valid and binding obligation of SBHI, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws affecting creditors' rights generally, and to general principles of equity, or as may be modified by a court of equity in an action for specific performance. Except as set forth in Schedule 5.17, neither the execution and delivery of this Agreement by SBHI nor the consummation of the transactions contemplated hereby will violate any provisions of the Articles of Incorporation or By-Laws of SBHI, or to the knowledge of SBHI, any law or any order of any court or any governmental unit to which SBHI is subject, nor will such execution, delivery or consummation conflict with, result in a breach of or constitute a material default under any indenture, mortgage, agreement, or other instrument to which the SBHI is a party or by which it is bound, or result in the creation of any lien, charge or encumbrance upon the Shares or any of SBHI's assets or properties, or result in the acceleration of the maturity of any payment date of any of SBHI's obligations, or increase or materially and adversely affect the obligations of SBHI thereunder.

     5.18. Banks. Schedule 5.18 lists all banks or other financial institutions with which SBHI has an account, line of credit or safe deposit box and the account numbers thereof and names of persons authorized to act in connection therewith.

     5.19. Accuracy of Information. No representation or warranty of, or any information provided to Purchaser by SBHI in this Agreement or in any certificate or Schedule furnished by SBHI pursuant hereto, knowingly contains or, on the Closing Date, will knowingly contain any untrue statement of a material fact, or knowingly omits, or on the Closing Date, will knowingly omit to state any material fact necessary in order to make the statements contained therein not misleading. True copies of all deeds, title insurance policies, mortgages, indentures, notes, leases, agreements, plans, contracts and other instruments listed on or referred to, or otherwise related to any item referred to, in the Schedules delivered or furnished to the Purchaser by SBHI pursuant to this Agreement have been delivered to or have been made available or will, upon request, be made available for inspection by the Purchaser. Purchaser shall be entitled to rely upon the accuracy of all such written information, in the preparation of its filings with the Securities and Exchange Commission. SBHI shall immediately notify Purchaser of any inaccuracies or omissions in any of such information previously supplied to Purchaser.

         5.20. Claims. Except as set forth on Schedule 5.20, and except for Claims arising under or in connection with this Agreement, SBHI does not have, and on the Closing Date will not have, any Claim of any nature, whether asserted or unasserted, against Purchaser or Company.

         5.21. Disclaimer of Other Representations and Warranties. Except as set forth in this Article V, SBH makes no representation or warranty, express or implied, at law or at equity, in respect of SBHI or Company, or any of their assets, liabilities, or operations, and any such other representations or warranties are hereby expressly disclaimed.

                                   ARTICLE VI
                      REPRESENTATIONS AND WARRANTIES OF RDL

     RDL hereby represents and warrants to Purchaser as follows:

         6.01.    Organization and Capitalization

         A. RDLLLC is a Wyoming limited liability company, which is validly existing and in good standing under the laws of the State of Wyoming. RDLLLC has all requisite limited liability company or other power and authority to carry on its business, to own, lease or operate its properties in the places where such business is now conducted and where such properties are now owned, leased or operated.

         B. RDLLLC's sole asset consists of its ownership of a 21% Joint Venture Interest, and RDLLLC has no liabilities whatsoever, except for a bank loan of approximately $380,000.00, which is secured by a pledge of all the Membership Interest of RDLLLC, said loan to be satisfied by RDLLLC at or prior to Closing, or the Purchase Price payable to RDLLLC shall be reduced thereby.

         C.       The Members of RDLLLC are as set forth hereinbelow:

                                    RON D. LESLIE
                                    JUANITA R. LESLIE

         D. All Membership Interests have been duly authorized and are validly issued, fully paid and non-assessable. At the Closing, the RDLLLC Membership Interest will not be subject to any preemptive or other similar rights of any Member, or any voting trust, membership agreements or other contracts affecting the voting rights or transferability thereof, except as shown on Schedule 6.01 D, and there are no options or other rights presently outstanding for the purchase or acquisition of membership interest in RDLLLC.

     6.02.    Financial Statements.

                  A.       Schedule 6.02 A contains the RDLLLC Financial
Statements.

                  B. The RDLLLC Financial Statements (i) are prepared from and in accordance with the books and records of RDLLLC in accordance with generally accepted accounting principles consistently applied; (ii) present fairly in all material respects the financial condition and results of operation of RDLLLC as of the respective dates indicated for the respective periods indicated; and (iii) reflect adequate accruals for all material liabilities and reasonably anticipated losses, except that the unaudited RDLLLC Financial Statements lack footnotes.

                  C. There is no basis for the assertion against RDLLLC of any Undisclosed Liability.

     6.03.    Taxes.

                  A. Schedule 6.03 (i) lists the jurisdictions in which RDLLLC has filed federal and state income tax returns during the two (2) fiscal years ended 1995, and (ii) with respect to all fiscal years and periods, and all jurisdictions in which RDLLLC has filed federal and state income tax returns which have been examined by the Internal Revenue Service or any state agency with respect to any period, lists all open and unsettled deficiencies, if any, proposed as a result of all such examinations and any waivers of the applicable statutes of limitations with respect to years under examination or proposed to be under examination, and listing any powers of attorney given by RDLLLC empowering the person, firm or corporation named therein to act on behalf of RDLLLC in connection with tax matters. Except as otherwise set forth on Schedule 6.03, any and all prior audits or investigations by the Internal Revenue Service or any state agency have been settled, and such settlements have been paid in full or properly reflected on the RDLLLC Financial Statements. Except as set forth on Schedule 6.03, RDLLLC has not received notice of, any pending or contemplated investigation or audit by the Internal Revenue Service or any state agency concerning any fiscal year or period ended prior to the date hereof.

         B. As of the date hereof, RDLLLC has filed, and as of the Closing Date RDLLLC will have filed, all federal and foreign income tax returns and all state, county and local income, franchise, property, sales, use and other tax returns required to be filed by RDLLLC in each taxing jurisdiction in which RDLLLC operates, has property or is otherwise subject to taxation, taking into account any extensions of the filing deadlines which have been validly granted to RDLLLC, and such returns are and will be true and correct in all material respects, and RDLLLC has paid or accrued on the RDLLLC Financial Statements all federal and state income taxes and all state, county and local income, franchise, property, sales, use and other taxes and assessments (including penalties and interest in respect thereof, if any) that have become or are due with respect to any period ended on or prior to 5/22/97 whether shown on such returns or not.

         C. Schedule 6.03 C contains a true and correct copy of RDLLLC's income tax returns for tax years ended 1994 and 1995.

     6.04. Real or Personal Property. RDLLLC does not own or lease any Real or Personal Property.

     6.05. Defaults. Except as set forth on Schedule 6.05, there is no default or claim of purported or alleged default, or, to the knowledge of RDL or RDLLLC, state of facts (including any facts which will exist as a result of the consummation of and performance under this Agreement), which, with notice or lapse of time, or both, would constitute a material default in any obligation on the part of RDLLLC to be performed under any material contract or agreement to which RDLLLC is a party, and RDLLLC has in all respects performed, and on the Closing Date shall have performed, all material obligations required to be performed by RDLLLC under any such material contract or agreement to which it is a party; and RDLLLC has not waived any material right under any such material contract or agreement.

     6.06.    Limited Liability Company Records.

         A. Except as set forth on Schedule 6.06, on or before the Closing Date, RDLLLC shall provide to Purchaser (i) copies of the Articles of Organization of RDLLLC, as in effect on the date hereof and as in effect on the Closing Date, certified by the appropriate state officials; (ii) copies of the RDLLLC Operating

Agreement, certified by a Member; and (iii) copies of all partnership and joint venture agreements to which RDLLLC is a party, including any amendments thereto, certified by a Member.

         B. RDLLLC has provided Purchaser with true, correct and complete copies of or originals of minutes of all meetings of the Members, and said minutes reflect all actions taken by the Members.

     6.07. Litigation. Except as set forth on Schedule 6.07, there are no actions, suits or proceedings (whether or not purportedly on behalf of RDLLLC), or to the knowledge of RDL or RDLLLC, investigations to which RDLLLC is a party or to which any of its assets or properties is or may be subject, pending or to RDL or RDLLLC's knowledge threatened against or affecting RDLLLC or any of its assets or properties, at law, in equity, or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

     6.08. Compliance with Laws. Except to the extent disclosed on Schedule 6.08, (i) RDLLLC has not been notified nor is any of its management aware that RDLLLC has failed to comply in any respect with, or is in default in any respect under, any laws, ordinances, requirements, regulations or orders applicable to its business, and (ii) RDLLLC is not subject to any judgment, order, writ, injunction, or decree that adversely affects in a material way, or might in the future reasonably be expected to adversely affect in a material way, its business, operations, prospects, properties, assets or condition, financial or otherwise. RDLLLC is not now and on the Closing Date will not be in default concerning any order, writ, injunction or decree of any federal, state, municipal court or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which default would have a material adverse effect on the financial condition of RDLLLC, and to RDLLLC's knowledge, there is no investigation pending or threatened against or affecting RDLLLC by any state or federal governmental agency, department or instrumentality.

     6.09. Absence of Changes. Since May 22, 1997, except for satisfaction of loans to Hillcrest Bank which will be satisfied by RDL at or prior to Closing, and except for the transactions contemplated by this Agreement, there has not been any transaction or occurrence in which RDLLLC has:

         A. Issued or delivered or agreed to issue or deliver any membership interest of RDLLLC, or granted, or agreed to grant any options or rights to purchase any membership interest of RDLLLC, or borrowed, or agreed to borrow any funds;

         B. Incurred or knowingly become subject to, or agreed to incur or become subject to, any obligation or liability (absolute or contingent);

         C. Discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent) other than current liabilities;

         D.       Other than to accomplish the distributions contemplated by
Section 8.02, declared, set aside or made, or agreed to declare, set aside or make any payments or any distribution to members, or purchased, redeemed or otherwise acquired, directly or indirectly, or agreed to purchase or acquire, any membership interest;

         E. Mortgaged, pledged or subjected to a lien, charge or any other encumbrance, or agreed so to do, any of its assets, tangible or intangible, except the lien of current real and personal property taxes;

         F. Sold, assigned, transferred or agreed so to do, any of its tangible assets, or cancelled, agreed to cancel, prepaid or agreed to prepay any debts or claims;

         G. Sold, assigned or transferred any trademarks, trade names, copyrights or other intangible assets;

         H. Suffered any damage, destruction or loss, whether or not covered by insurance, which materially adversely affected the properties or business of RDLLLC, or waived any rights of substantial value;

         I. Increased, or agreed to increase, the rate of compensation payable or to become payable by it to any of its members, employees or agents over the rate being paid to them at 5/22/97;

         J. Terminated or amended any material contract, agreement, license or other instrument to which it is a party or suffered any loss or termination or threatened loss or termination, of any material customer or supplier;

         K. Through negotiation or otherwise, made any commitment or incurred any liability or obligation, enforceable or not, to any labor organization;

         L. Made or agreed to make any accrual or arrangement for or payment of any bonuses or special compensation of any kind to any member, employee or agent;

         M. Directly or indirectly paid or made a commitment to pay any severance or termination pay to any member, employee or agent;

         N. Introduced any new method of management, operation or accounting that would have a material adverse effect on its business or on any of the assets, properties or rights applicable thereto;

         O. Reclassified its membership interest into a different membership interest or partnership interest;

         P. Made or agreed to make any charitable contributions (other than as accrued on the RDLLLC Financial Statements) or incurred or agreed to incur any nonbusiness expenses;

         Q. Paid or agreed to pay any service charges, interest charges or payments or investment charges or similar fees to any of the Sellers or Company or any Affiliate of the Sellers or Company or entered into any other transactions;

         R. Experienced any other event or condition materially or adversely affecting the business or properties of RDLLLC.

     6.10. Certain Transactions or Arrangements. Schedule 6.10 lists any officer, director, shareholder, partner or member of RDLLLC or Company or any Affiliate or relative closer than first cousin of any such officer, director, shareholder, partner or member who is presently, directly or indirectly, a party to any transaction with RDLLLC or Company and contains a brief description of each transaction, including without limitation:

         A. Any contract, agreement, understanding, commitment or other arrangement providing for the employment of, furnishing services to or by, furnishing access to real or personal property to or by, rental of real or personal property from or otherwise requiring payments or delivery of value to any such officer, director, shareholder, member, partner, Affiliate or relative of such persons; and

         B. Any loans or advances to or from RDLLLC or Company, giving for each the principal amount outstanding, interest rate, maturity date and security therefor.

     6.11. Brokers and Finders. Neither RDLLLC nor any of its officers, directors, partners, members, or employees have employed any broker, agent or finder or incurred any liability for any brokerage fees, agent's commissions or finder's fees concerning the transactions contemplated hereby, except for any such fees and commissions which are payable as provided by Section 15.06 hereof.

     6.12.    Labor Matters. RDLLLC has no employees.

     6.13. Power of Attorney. RDLLLC has not given any power of attorney regarding its business, properties or assets, except for powers of attorney given in connection with tax matters as listed in Schedule 6.03.

     6.14. Title to Shares. RDL has or will have at the Closing Date good title to the Shares to be sold by it pursuant to the Agreement; and has or will have at the Closing Date full legal right, power and authority to sell, assign and transfer the Shares to be sold by it to the Purchaser free and clear of all claims, liens, encumbrances or security interests, whatsoever.

     6.15. Employee Benefit Plans. RDLLLC has no employee benefit plans, employee pension benefit plans, multi-employer plans, or welfare plans, as same are defined in Section 3 (1) (2) and (3), or 4001 (a) (3) of ERISA, covering employees or former employees of RDLLLC.

     6.16.    Governmental Approval and Other Consents.

         A. Except as set forth in Schedule 6.16A, RDLLLC has all governmental approvals, authorizations, permits and licenses required to permit the operation of its business as presently conducted and the absence of which would adversely affect in a material way the operations of its business.

         B. Except for requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, no authorization, consent or approval of, or designation, declaration or filing with, any public body, governmental authority, bureau or agency or other persons or entities on the part of RDLLLC is necessary or required as a condition to the validity of this Agreement and the consummation of the transactions contemplated hereby.

     6.17. Authority. This Agreement constitutes the valid and binding obligation of RDLLLC, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws affecting creditors' rights generally, and to general principles of equity, or as may be modified by a court of equity in an action for specific performance. Except as set forth in Schedule 6.17, neither the execution and delivery of this Agreement by RDLLLC nor the consummation of the transactions contemplated hereby will violate any provisions of the Articles of Organization or Operating Agreement of RDLLLC, or to the knowledge of RDLLLC, any law or any order of any court or any governmental unit to which RDLLLC is subject, nor will such execution, delivery or consummation conflict with, result in a breach of or constitute a material default under any indenture, mortgage, agreement, or other instrument to which RDLLLC is a party or by which it is bound, or result in the creation of any lien, charge or encumbrance upon the Shares or any of RDLLLC's assets or properties, or result in the acceleration of the maturity of any payment date of any of SBHI's obligations, or increase or materially and adversely affect the obligations of RDLLLC thereunder.

     6.18. Banks. Schedule 6.18 lists all banks or other financial institutions with which RDLLLC has an account, line of credit or safe deposit box and the account numbers thereof and names of persons authorized to act in connection therewith.

     6.19. Accuracy of Information. No representation or warranty of, or any information provided to Purchaser by RDLLLC in this Agreement or in any certificate or Schedule furnished by RDLLLC pursuant hereto, knowingly contains or, on the Closing Date, will knowingly contain any untrue statement of a material fact, or knowingly omits, or on the Closing Date, will knowingly omit to state any material fact necessary in order to make the statements contained therein not misleading. True copies of all deeds, title insurance policies, mortgages, indentures, notes, leases, agreements, plans, contracts and other instruments listed on or referred to, or otherwise related to any item referred to, in the Schedules delivered or furnished to the Purchaser by RDLLLC pursuant to this Agreement have been delivered to or have been made available or will, upon request, be made available for inspection by the Purchaser. Purchaser shall be entitled to rely upon the accuracy of all such written information, in the preparation of its filings with the Securities and Exchange Commission. RDLLLC shall immediately notify Purchaser of any inaccuracies or omissions in any of such information previously supplied to Purchaser.

     6.20. Claims. Except as set forth on Schedule 6.20, and except for Claims arising under or in connection with this Agreement, RDLLLC does not have, and on the Closing Date will not have, any Claim of any nature, whether asserted or unasserted, against Purchaser or Company.

     6.21. Disclaimer of Other Representations and Warranties. Except as set forth in this Article VI, RDLLLC makes no representation or warranty, express or implied, at law or at equity, in respect of RDLLLC or Company, or any of their assets, liabilities, or operations, and any such other representations or warranties are hereby expressly disclaimed.

                                   ARTICLE VII
                    REPRESENTATIONS AND WARRANTIES OF COMPANY

     Company hereby represents and warrants to Purchaser as follows:

     7.01.    Organization and Capitalization.

         A. The Company is a joint venture governed by the Uniform Partnership Act of Delaware, and is duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has no Subsidiaries. The Company has all requisite partnership or other power and authority to carry on its business, to own, lease or operate its properties in the places where such business is now conducted and where such properties are now owned, leased or operated and is duly qualified to do business and is in good standing in such states or jurisdictions where the failure to so qualify would have a material adverse effect on the business or financial condition of the Company. Except as shown on Schedule 7.01 A, there are no options or other rights presently outstanding for the purchase or acquisition of Joint Venture Interest in the Company.

         B.       The Joint Venture Interest of the Company is owned as follows:

                           MCTI             -        39.5%
                           SBHI             -        39.5%
                           RDLLLC           -        21.0%

     7.02.    Financial Statements.

         A.       Schedule 7.02 A contains the Financial Statements.

         B. The Financial Statements (i) are prepared from and in accordance with the books and records of Company in accordance with generally accepted accounting principles consistently applied; (ii) present fairly in all material respects the financial condition and results of operation of Company as of the respective dates indicated for the respective periods indicated; and
(iii) reflect adequate accruals for all material liabilities and reasonably anticipated losses, except there are no accruals for the Letters of Credit, and provided, however, that the unaudited financial statements as of 5/8/97 lack footnotes and would be subject to normal year end adjustments.

         C. Except as set forth on Schedule 7.02 C, and except to the extent of the reserves applicable thereto, if any, the accounts receivable and notes receivable reflected on the Balance Sheet or acquired by Company after the date thereof and prior to the date hereof have been, and all accounts receivable and notes receivable acquired after the date hereof and prior to the Closing Date will be acquired or created only in the ordinary course of business and represent bona fide transactions completed in accordance with the terms and provisions contained in any documents related thereto. Except as set forth in
Schedule 7.02 C, there are no known set-offs, counterclaims or disputes asserted with respect to any such account receivable or note receivable, and no discount or allowance from any such account receivable or note receivable has been made or agreed to. Except as set forth on Schedule 7.02 C, there is no known fact or circumstance which would impair the validity or collectibility of the Company's accounts receivable or notes receivable.

         D. All accounts payable reflected on the Balance Sheet or incurred or to be incurred by Company after the date thereof and prior to the date hereof have been, and all accounts payable incurred after the date hereof and prior to the Closing Date will be, incurred only in the ordinary course of business and represent bona fide transactions completed in accordance with the terms and provisions contained in any documents related thereto. Company has fully provided for all film rental costs and related expenses to film distributors on the Balance Sheet, and there is no known existing fact or circumstance with respect to any material liability or obligation of Company, including disputes with film distributors concerning such film rental costs and related expenses, which is not fully reflected or reserved against on the Balance Sheet, except for the Letters of Credit.

         E. All inventories reflected on the Balance Sheet or acquired or to be acquired by Company thereafter and prior to the Closing Date, except items of inventory which have been written down to realizable market value, or written off completely, and damaged or broken items in an amount which does not materially affect the value of the inventory as reflected on the Balance Sheet
(i) consist and will consist of materials and supplies substantially all of which are and will be of a quality and quantity which are usable or salable in the ordinary course of its business, (ii) are now and will be on the Closing Date, unless otherwise sold by Company in the ordinary course of business, located on the regular business premises of Company, except for inventories to be delivered to Company after the Closing Date pursuant to those contracts listed on Schedule 7.02 E, (iii) except as set forth on Schedule 7.02 E, are now and will be on the Closing Date owned by Company free of any liens, claims (other than claims for due payment upon delivery), charges, encumbrances or security interests in favor of others, and (iv) have been or will be acquired by Company only in bona fide transactions entered into in the ordinary course of business. None of such inventory is now or on the Closing Date will be held by Company on consignment.

         F. There is no basis for the assertion against Company of any Undisclosed Liability.

         G. Prepaid expenses shown on the Balance Sheet represent prepayments for goods and/or services to be received in the future.

         H. Notes payable as shown on Balance Sheet have been created only in the ordinary course of business, and represent bona fide transactions completed in accordance with the terms and provisions contained in the documents related thereto.

     7.03.    Taxes.

         A. Schedule 7.03 (i) lists the jurisdictions in which Company has filed federal and state income tax returns during the three (3) fiscal years ended 1/2/97, and (ii) with respect to all fiscal years and periods through which and all jurisdictions in which Company and any subsidiary has filed federal and state income tax returns which have been examined by the Internal Revenue Service or any state agency with respect to any period, lists all open and unsettled deficiencies, if any, proposed as a result of all such examinations and any waivers of the applicable statutes of limitations with respect to years under examination or proposed to be under examination, and listing any powers of attorney given by Company empowering the person, firm or corporation named therein to act on behalf of Company in connection with tax matters. Except as otherwise set forth on Schedule 7.03, any and all prior audits or investigations by the Internal Revenue Service or any state agency have been settled, and such settlements have been paid in full or properly reflected on the Balance Sheet. Except as set forth on Schedule 7.03, Company is not presently under investigation, nor has it received notice of, any contemplated investigation or audit by the Internal Revenue Service or any state agency concerning any fiscal year or period ended prior to the date hereof.

         B. As of the date hereof, Company has filed, and as of the Closing Date Company will have filed, all federal and foreign income tax returns and all state, county and local income, franchise, property, sales, use and other tax returns required to be filed by Company in each taxing jurisdiction in which Company operates, has property or is otherwise subject to taxation, taking into account any extensions of the filing deadlines which have been validly granted to Company, and such returns are and will be true and correct in all material respects, and Company has paid or accrued on the Balance Sheet all federal and state income taxes and all state, county and local income, franchise, property, sales, use and other taxes and assessments (including penalties and interest in respect thereof, if any) that have become or are due with respect to any period ended on or prior to 5/22/97 whether shown on such returns or not.

         C. Schedule 7.03 C contains a true and correct copy of Company's income tax returns for tax years ended 1994 and 1995.

     7.04.    Personal Property.

         A. Company's personal property includes, but is not limited to all of the furniture, fixtures, equipment, machinery and vehicles described in the fixed asset schedules maintained by Company, and set forth on Schedule 7.04 A (the "Personal Property"), and as reflected on the Balance Sheet as owned by Company, is, except as set forth on Schedule 7.04 A, owned free and clear of all liens, claims, charges, security interests and other encumbrances of any kind or nature. Except for dispositions provided for in Section 8.02, and dispositions of inventory in the ordinary course, none of Company's Personal Property shall be removed from the premises of Company on or after the date hereof.

         B. Except as set forth on Schedule 7.04 B, none of Company's Personal Property is leased.

         C. Except for dispositions provided for in Section 8.02 and inventory sold in the ordinary course of business, Company's Personal Property shall consist of the same items located in the Theatres on Purchaser's inspection dates of Thursday, May 8, 1997, and Monday, May 12, 1997.

     7.05.    Real Property.

         A. Schedule 7.05 A contains a true and correct description of all real property owned by Company, including all structures located thereon, excluding the property to be disposed of pursuant to Section 8.02. Company has good and marketable title to all such real property owned by it, free and clear of all mortgages, liens, charges and encumbrances, except for Permitted Title Exceptions, and as set forth in Schedule 7.05 A.

         B. Schedule 7.05 B contains a true and correct description of all real property leased to Company, excluding the property to be disposed of pursuant to Section 8.02. Each of the leases disclosed in said Schedule is in full force and effect and there are no known existing defaults or events of default by the Company, real or claimed, or events which with notice or lapse of time or both would constitute defaults, the consequences of which, severally or in the aggregate, would have a material adverse effect on the business or operations of Company relating to or being carried on at the real property in question.

         C. Excluding property to be disposed of pursuant to Section 8.02, to the best of Company's knowledge, all improvements on the real estate owned by, leased to or used by Company conform in all material respects to all applicable state and local laws, zoning and building ordinances and health and safety ordinances, and the property is zoned for the various purposes for which the real estate and improvements thereon are presently being used. Company has not been notified, nor is any of its management aware, of any noncompliance of such improvements with such applicable laws or ordinances.

         D. Schedule 7.05 D contains a true and correct description of all real property leased or subleased by Company to other persons or entities. Each of the leases and subleases disclosed in said Schedule is in full force and effect, and the continuation, validity and effectiveness thereof will in no way be affected by the transactions contemplated by this Agreement.

     7.06. Licenses, Permits, and Trademarks. Company has not received written notice that their use of any trade names, trademarks, trade styles or service marks violates or infringes upon any rights claimed therein by third parties. Company does not own or have rights as licensee in any patents or patent applications, and Company has not received notice that its operations violate or infringe upon any claims of any United States or foreign patent or patent application owned or held by any third party.

     7.07. Insurance. Schedule 7.07 contains a list and brief description of the policies of fire, liability and other forms of insurance (except title insurance) owned or held by Company. The properties and business of Company of an insurable nature are insured to the extent and against such risks as required by the terms of leases to which the Company is a party. All policies listed on
Schedule 7.07 will be outstanding and duly in force at the Closing Date, excluding those policies, or portions thereof, that pertain to the properties to be disposed of pursuant to Section 8.02. Company is not now nor will be on the Closing Date in material default regarding the provisions of any such policy, and have not and shall not have failed to give any notice or present any claim thereunder in due and timely fashion.

     7.08. Intangible Properties. Company does not own any securities or other intangible property except as reflected on the Balance Sheet, or set forth in an appropriate Schedule.

     7.09. Defaults. Except as set forth on Schedule 7.09, there is no default or claim or purported or alleged default, or to the knowledge of Company state of facts (including any facts which will exist as a result of the consummation of and performance under this Agreement, excluding a breach or potential breach of any theatre lease), which, with notice or lapse of time, or both, would constitute a material default in any obligation on the part of Company to be performed under any material contract or agreement to which Company is a party, including, but not limited to, contracts for the rental of motion pictures and those contracts or agreements set out on Schedule 7.17 hereof; Company has in all respects performed, and on the Closing Date shall have performed, all material obligations required to be performed by it under any such material contract or agreement to which it is a party; and Company has not waived any material right under any such material contract or agreement.

     7.10.    Corporate Records.

         A. Except as set forth on Schedule 7.10, on or before the Closing Date, Company shall provide to Purchaser the Joint Venture Agreement of the Company, as in effect on the date hereof and as in effect on the Closing Date; and (ii) copies of all partnership and joint venture agreements to which Company is a party, including any amendments thereto, certified by the Secretary or an Assistant Secretary, Partner or Member, as the case may be.

         B. Company has provided Purchaser with true, accurate and complete copies of or originals of respective minutes of all meetings or consent actions of the joint venturers of Company.

     7.11. Litigation. Except as set forth on Schedule 7.11, there are no actions, suits or proceedings (whether or not purportedly on behalf of Company), or to the knowledge of Company, investigations to which Company is a party or to which any of its assets or properties is or may be subject, pending or to Company's knowledge threatened against or affecting Company or any of its assets or properties, at law, in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

     7.12.    Compliance with Laws. Except to the extent disclosed on
Schedule 7.12, Company has not been notified nor is any of its management aware that it has failed to comply in any respect with, or is in default in any respect under, any laws, ordinances, requirements, regulations or orders applicable to its business, and Company is not subject to any judgment, order, writ, injunction, or decree, that materially adversely affects, or might in the future reasonably be expected to materially adversely affect its business, operations, prospects, properties, assets or condition, financial or otherwise. Company is not now and on the Closing Date will not be in default concerning any order, writ, injunction or decree of any federal, state, municipal court or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which default would have material adverse effect on the financial condition of the Company, and to Company's knowledge there is no investigation pending or threatened against or affecting Company by any state or federal governmental agency, department or instrumentality.

     7.13. Absence of Changes. Except as set forth on Schedule 7.13, since 5/08/97, and except for the transactions contemplated by this Agreement, there has not been any transaction or occurrence in which Company has:

         A. Issued or delivered or agreed to issue or deliver any partnership or joint venture interest of Company, or granted, or agreed to grant any options or rights to purchase any joint venture or partnership interest of Company, or borrowed, or agreed to borrow any funds;

         B. Incurred or knowingly become subject to, or agreed to incur or become subject to, any obligation or liability (absolute or contingent), which exceeds $10,000.00 in the aggregate, other than in the ordinary course of business;

         C. Discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent) other than current indebtedness under loans or credit facilities in existence on 5/8/97, or current liabilities incurred in the ordinary course of business;

         D. Declared, set aside or made, or agreed to declare, set aside or make any payments of dividends or any distribution to shareholders, partners or members, or purchased, redeemed or otherwise acquired, directly or indirectly, or agreed to purchase, redeem or acquire, any shares of stock or other securities;

         E. Mortgaged, pledged or subjected to a lien, charge or any other encumbrance, or agreed so to do, any of its material assets, tangible or intangible, except the lien of current real and personal property taxes;

         F. Sold, assigned, transferred or agreed so to do, any of its tangible assets, or cancelled, agreed to cancel, prepaid or agreed to prepay any debts or claims, except, in each case, in the ordinary course of business;

         G. Sold, assigned or transferred any trademarks, trade names, copyrights or other intangible assets;

         H. Suffered any damage, destruction or loss, whether or not covered by insurance, which materially adversely affected the properties or business of Company, or waived any rights of substantial value, whether or not in the ordinary course of business;

         I. Increased, or agreed to increase, the rate of compensation payable or to become payable by it to any of its officers, directors, members, partners, employees or agents over the rate being paid to them at 5/8/97;

         J. Terminated or amended any material contract, agreement, license or other instrument to which it is a party or suffered any loss or termination or threatened loss or termination, of any material customer or supplier;

         K. Through negotiation or otherwise, made any commitment or incurred any liability or obligation, enforceable or not, to any labor organization;

         L. Made or agreed to make any accrual or arrangement for or payment of any bonuses or special compensation of any kind to any officer, director, member, partner, employee or agent;

         M. Directly or indirectly paid or made a commitment to pay any severance or termination pay to any officer, director, partner, member, employee or agent;

         N. Introduced any new method of management, operation or accounting that would have a material adverse effect on its business or on any of the assets, properties or rights applicable thereto;

         O. Reclassified its shares of capital stock, membership interest or partnership interest into a different number of shares, membership interest or partnership interest;

         P. Made or agreed to make any charitable contributions (other than as accrued on the Balance Sheet) or incurred or agreed to incur any nonbusiness expenses;

         Q. Offered or extended more favorable terms, discounts or advertising, promotional, display or other allowances than were offered or extended regularly on and prior to 5/8/97;

         R. Made any capital expenditure exceeding the amount of $5,000.00 in any instance except as disclosed on Schedule 7.13 R;

         S. Paid or agreed to pay any service charges, interest charges or payments or investment charges or similar fees to any of the Sellers or Company or any Affiliate of the Sellers or Company or entered into any other transactions other than in the ordinary course of business;

         T.       Charged off any bad debts or increased its bad debt reserve;
or

         U. Experienced any other event or condition materially adversely affecting the business or properties of Sellers or Company, other than general economic conditions.

     7.14. Certain Transactions or Arrangements. Schedule 7.14 lists any officer, director, shareholder, partner or member of the Company or any Affiliate or relative closer than first cousin of any such officer, director, shareholder, partner or member who is presently, directly or indirectly, a party to any transaction with Company and contains a brief description of each transaction, including without limitation:

         A. Any contract, agreement, understanding, commitment or other arrangement providing for the employment of, furnishing services to or by, furnishing access to real or personal property to or by, rental of real or personal property from or otherwise requiring payments or delivery of value to any such officer, director, shareholder, member, partner, Affiliate or relative of such persons; and

         B. Any loans or advances to or from Company, giving for each the principal amount outstanding, interest rate, maturity date and security therefor.

     7.15. Brokers and Finders. Company nor any of its partners, members, employees, or agents have employed any broker, agent or finder or incurred any liability for any brokerage fees, agent's commissions or finder's fees concerning the transactions contemplated hereby, except for any such fees and commissions which are payable by Seller as provided by Section 15.06 hereof.

     7.16.    Labor Matters.

         A. Other than the employment agreement with Ron D. Leslie, Company is not a party to or has any obligations under any agreement, collective bargaining or otherwise, with any party regarding the rates of pay or working conditions of any of the employees of Company, nor is Company obligated under any agreement to recognize or bargain with any labor organization or union on behalf of any of its employees;

         B. To the knowledge of Company, there is no organization activity among any of Company's employees, and Company nor any of its officers, directors, partners, employees or agents have currently been charged or notified of or threatened with or have knowledge of any charge of any unfair labor practice; and

         C. Company has not been notified (nor is any of Company's management aware) that it has failed to comply with any applicable federal and state laws and regulations concerning the employer/employee relationship and with any of its agreements relating to the employment of its employees, including, without limitation, regulations or agreement provisions relating to wages, bonuses, employment practices, hours of work and the payment of Social Security taxes. Except as reflected on the Balance Sheet or incurred in the ordinary course of business from the Balance Sheet date to the Closing Date, Company is not liable for any unpaid wages, bonuses or commissions or any tax, penalty, assessment or forfeiture for failure to comply with any of the foregoing.

     7.17.    Contracts and Commitments.

         A. Schedule 7.17 contains a list and brief description of any of the following contracts or commitments to which Company is a party or by which Company benefits which are not terminable by Company at will without penalty and which are not listed or described in any other Schedule:

                  (i) oral or written contracts or commitments for the employment of any officer, employee, agent or consultant, including any severance or other termination provisions with respect to such employment;

                  (ii) oral or written contracts with or commitments to any labor union or any other agreements, amendments, supplements, letters or memoranda of understanding with any labor union or other representative of employees;

                  (iii) oral or written contracts for the purchase, sale, production or supply, whether on a continuing basis or otherwise, of goods or services of any type except those made in the ordinary course of business;

                  (iv) oral or written advertising contracts or commitments except those made in the ordinary course of business;

                  (v)      oral or written leases under which it is lessor;

                  (vi) employee benefit plans, and, to the extent not included, any other bonus, vacation, pension, profit sharing, retirement, disability, stock purchase, stock option, health, hospitalization, insurance or similar plan or practice, formal or informal, in effect concerning employees or others;

                  (vii) contracts or commitments, oral or written, affecting ownership of, title to or use of any interest in real property;

                  (viii) material contracts or commitments not made in the ordinary course of business;

                  (ix) any continuing contract or commitment for the purchase, use or leasing of materials, supplies, inventory, motion pictures, equipment or services not terminable without penalty on less than 30 days' notice by Company, except those made in the ordinary course of business;

                  (x) any material contract, agreement or commitment under the terms of which Company is, directly or indirectly, liable upon or with respect thereto or is obligated in any other way to provide funds with respect of, or to guarantee or assume, any debt or obligation of any other person or entity, except endorsements made in the ordinary course of business in connection with the deposit of items for collection;

                  (xi) any contracts upon which the business, rights or assets, or condition, financial or otherwise, of Company materially depends or is materially affected;

                  (xii) oral or written agreements for the employment of any agents, finders, brokers, booking agents, advertising agents or independent contractors involving payment by the Company of salary, commissions or other amounts under or in respect of such agreement in excess of $5,000 per year;

                  (xiii) oral or written contracts or commitments for the acquisition (by lease, purchase or otherwise) of theatres, theatre sites or other interests in real estate, construction of any buildings or fixtures, the material expansion or remodeling of any of the Company's existing theatres and the operation or management of theatres for, on behalf of, or in partnership with, other persons or entities; and

                  (xiv) any other material contracts or commitments not otherwise specified above.

         B. Each of the contracts listed in Schedule 7.17 or described in this Section 7.17, and which is included in any other Schedule is in full force and effect and there are no known existing defaults or events of default by the Company, real or claimed, or events which with notice or lapse of time or both would constitute defaults, the consequences of which, severally or in the aggregate, would have a material adverse effect on the business or financial condition of Company. Except as reflected in such Schedules and for the breach or potential breach of theatre leases, the continuation, validity and effectiveness of such contracts, and all other material terms thereof, will in no way be affected by the transactions contemplated by this Agreement.

      7.18.    Power of Attorney. Except as set forth on Schedule 7.18,
Company has not given any power of attorney regarding its business, properties or assets, except for powers of attorney given in connection with tax matters as listed in Schedule 7.03.

      7.19. Condition of Equipment. Except as set forth in Schedule 7.19, all items of inventory, machinery and equipment, furniture and fixtures, and leasehold improvements owned or leased by Company, other than items currently being repaired, are in good operating condition (normal wear and tear excepted), and in a state of good maintenance and repair, and all such inventory, machinery and equipment, furniture and fixtures, and leasehold improvements are considered by Company adequate and usable for the operation of Company's business as the same is presently conducted.

      7.20.    Employee Benefit Plans.

         A. Except as set forth on Schedule 7.20 A, there are no employee benefit plans, as defined in Section 3(3) of ERISA, including employee pension benefit plans as defined in Section 3(2) of ERISA maintained currently or in the past by Company or under which Company has any present or future obligation or liability or under which any employee of Company has any present or future rights to benefits.

         B. There are no multi-employer plans as defined in Section 4001(a)(3) of ERISA, to which Company contributes or in the past has contributed or under which Company has any present or future obligation or liability.

         C. Except as set forth in Schedule 7.20 C, there are no welfare plans, as defined in Section 3(1) of ERISA, covering employees or former employees of Company.

         D. Schedule 7.20 D lists all employee benefit plans, including retirement plans, of Company and describes all obligations and liabilities of Company thereunder. Copies of all such plans are attached as exhibits to
Schedule 7.20 D. Except as set forth on Schedule 7.20 D, Company has not made, entered into or agreed to any commitment, whether written or oral, which would obligate Company to continue any employee benefit plan, employment agreement or employment policy covering employees of Company, whether or not any such plan, agreement or policy is subject to ERISA.

     7.21.    Governmental Approval and Other Consents.

         A. Company has all governmental approvals, authorizations, permits and licenses required to permit the operation of its business as presently conducted and the absence of which would materially adversely affect the operations of its business.

         B. Except for requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, no authorization, consent or approval of, or designation, declaration or filing with, any public body, governmental authority, bureau or agency or other persons or entities on the part of Company is necessary or required as a condition to the validity of this Agreement and the consummation of the transactions contemplated hereby.

     7.22. Authority. This Agreement constitutes the valid and binding obligation of Company, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws affecting creditors' rights generally, or general principles of equity, or as may be modified by a court of equity in an action for specific performance. Except as set forth on Schedule 7.22 and for the breach or potential breach of theatre leases, neither the execution and delivery of this Agreement by Company nor the consummation of the transactions contemplated hereby will violate any provisions of the joint venture agreement of Company, or to the knowledge of Company, any law or any order of any court or any governmental unit to which Company is subject, nor will such execution, delivery or consummation conflict with, result in a breach of or constitute a material default under any indenture, mortgage, agreement, or other instrument to which Company is a party or by which it is bound, or result in the creation of any lien, charge or encumbrance upon any of Company's assets or properties, or result in the acceleration of the maturity of any payment date of any of Company's obligations, or increase or materially and adversely affect the obligations of Company thereunder.

     7.23. Banks. Schedule 7.23 lists all banks or other financial institutions with which Company has an account, line of credit or safe deposit box and the account numbers thereof and names of persons authorized to act in connection therewith.

     7.24. Accuracy of Information. No representation or warranty of, or any information provided to Purchaser by Company in this Agreement or in any certificate or Schedule furnished by Company pursuant hereto, knowingly contains or, on the Closing Date, will knowingly contain any untrue statement of a material fact, or knowingly omits, or on the Closing Date, will knowingly omit to state any material fact necessary in order to make the statements contained therein not misleading. True copies of all deeds, title insurance policies, mortgages, indentures, notes, leases, agreements, plans, contracts and other instruments listed on or referred to, or otherwise related to any item referred to, in the Schedules delivered or furnished to the Purchaser pursuant to this Agreement have been delivered to or have been made available or will, upon request, be made available for inspection by the Purchaser. Purchaser shall be entitled to rely upon the accuracy of all such written information, in the preparation of its filings with the Securities and Exchange Commission. Company shall immediately notify Purchaser of any inaccuracies or omissions in any of such information previously supplied to Purchaser.

     7.25. Claims. Except as set forth on Schedule 7.25, and except for Claims arising under or in connection with this Agreement, Company does not have, nor on the Closing Date will have, any Claim of any nature, whether asserted or unasserted, against Purchaser.

     7.26.    Roof Warranties. Company has the roof warranties set forth on
Schedule 7.26, and said roof warranties are in full force and effect, in accordance with their terms.

     7.27. Closed Theatres. Schedule 7.27, attached hereto, sets forth a list of all theatres closed by the Company for which Company will have any liability whatsoever after Closing, and a description of such liability, and Sellers shall hold harmless and indemnify Purchaser from any Claims relating to Company's ownership or operation of said closed theatres.

     7.28 Discount Tickets, Gift Certificates and Passes. Except as set forth on schedule 7.28, to the knowledge of Company, there are not outstanding any discount or promotional tickets, gift certificates, prepaid tickets or admission passes or any other arrangements allowing the holder thereof to reduced or free admission to any of the Theatres.

     7.29. Disclaimer of Other Representations and Warranties. Except as set forth in this Article VII, Company makes no representation or warranty, express or implied, at law or at equity, in respect of Company, or any of its assets, liabilities, or operations, and any such other representations or warranties are hereby expressly disclaimed.

     7.30. Guaranteed Film Contracts. Company has no film contracts whereby Company has guaranteed a film distributor payment for a particular film.

     7.31. Environmental Matters. To the best of Company's knowledge, no Hazardous Waste, Hazardous Substances and Hazardous Materials, as said terms are described under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA") (hereinafter "Waste Material"), and all other applicable environmental laws, except items such as cleaning supplies and in connection with parking lot usage normally found in motion picture theatres or occurring in motion picture theatre operations, generally, are present on, were stored or disposed of on the Property to be conveyed or assigned hereunder during the period Company was in possession of said Property to be conveyed or assigned hereunder, other than material which may have been temporarily stored thereon and removed prior to Closing, except as specifically disclosed in
Schedule 7.31. To the best of Company's knowledge, Company has no knowledge or reason to believe that Waste Material from any source was stored or disposed of on the Property to be conveyed or assigned at any time other than material which may have been temporarily stored thereon and removed prior to Closing. To the best of Company's knowledge, Company has at no time generated, stored or disposed of Waste Material, including, but not limited to, asbestos, PCBs, and urea formaldehyde foam insulation, as defined in CERCLA, the Hazardous Material Transportation Act, 49 USC 1801, et. seq., as amended; the Clean Air Act, 42 USC 7401, et. seq., as amended; the Clean Water Act, 33 USC 1251, et. seq., as amended; the Toxic Substances Control Act, 15 USC 2601, et. seq., as amended; the Resource, Conservation and Recovery Act, 42 USC 6901, et. seq., as amended; and the Rivers and Harbor Act, 33 USC 401, et. seq., as amended; or any other federal and/or state environmental statute, except to the extent such Waste Material, and their place of generation, interim or final storage, and site of disposal are identified on Schedule 7.31. To the best of Company's knowledge, no aboveground or underground storage tanks are located on any of the Property to be conveyed or assigned hereunder.

                                  ARTICLE VIII
                    OBLIGATIONS AND COVENANTS OF THE SELLERS,
                         MCTI, SBHI, RDLLLC AND COMPANY

         The Sellers, MCTI, SBHI, RDLLLC and Company covenant and agree with the Purchaser as follows (the fulfillment of each covenant and agreement constituting a condition precedent to the obligations of the Purchaser hereunder):

         8.01.  Conduct of the Company's Business Prior to Closing.
Except with respect to those matters set forth in Section 8.02 hereof, and except to the extent that the Purchaser shall otherwise consent in writing, from the date hereof to the Closing Date the Sellers, MCTI, SBHI and RDLLLC shall and will cause the Company to:

                  A. Operate its business substantially as presently operated and only in the ordinary course, and use its best efforts, consistent with past practices and policies, to preserve intact its good will, reputation and present business organization and to preserve its relationships with persons having business dealings with it, consistent with prudent business practice;

                  B. Maintain all of its properties in the same condition presently existing, reasonable wear and use excepted;

                  C. Take all steps reasonably necessary to maintain its intangible assets, including without limitation, its patents, trademarks, trade names, brand names, copyrights, licenses and any pending applications therefore;

                  D. Pay its accounts payable and attempt to collect its accounts receivable in accordance with the Company's past business practices;

                  E. Comply with all laws materially applicable to the conduct of the business of the Company the failure of which will result in a material injury to the Company; and

                  F. Maintain the books and records of the Company in the usual, regular and ordinary manner, on a basis consistent with past practices.

         8.02. Disposition of Excluded Assets. On or before the Closing Date, Sellers, MCTI, SBHI and RDLLLC shall cause Company to sell, or otherwise dispose of, or transfer to the Sellers, directly or indirectly by dividend or other distribution, the following theatres:

                  A.       Jax Twin Theatre, Jacksonville, AR.

                  B.       Metcalf Twin Theatre, Overland Park, KS.

                  C.       Ranchmart 4 Theatre, Overland Park, KS.

                  D.       Flick Twin, Pine Bluff, AR (Previously Sold).

                  E.       Midwest Theatre, Scotts Bluff, NB (Previously
                           Donated).

                  F.       Varsity Theatre, Manhattan, KS.

                  Disposition or transfer of the foregoing assets shall be with no further liability to MCTI, SBHI, RDLLLC, Company or Purchaser, nor shall MCTI, SBHI, RDLLLC, Company or Purchaser be responsible for any income or transfer tax relative to this disposition, and Sellers shall indemnify and hold harmless MCTI, SBHI, RDLLLC, Purchaser and Company therefrom after Closing. In the event that such assets are transferred to Sellers by dividend, distribution, or otherwise, directly or indirectly, Purchaser shall not be entitled to any proceeds of sale or other consideration or benefits arising out of the subsequent sale or transfer of any such assets by Sellers, directly or indirectly.

                  From and after the Closing, Sellers shall:

                  A. Not Operate the Theatres in Pine Bluff, Arkansas, Scotts Bluff, Nebraska and Manhattan, Kansas, nor allow any purchaser to operate said Theatres.

                  B. Insert in any warranty deed for sale of the Varsity Theatre, Manhattan, Kansas, the following clause: "The premises devised herein shall not be used or operated for the exhibition of motion pictures by Grantee, or any devisee, lessee, or assign."

                  C. Perform all the obligations of the Tenant under said Leases in accordance with their terms.

         On or before the Closing Date, Company shall transfer to RDL all benefits and obligations relating to the lease covering the

Company's home office located at 4200 West 83rd Street, Suite 206, Prairie Village, Kansas 66208, and all furniture, fixtures, equipment, and vehicles located on said premises, and RDL shall assume all lease and other obligations relating to any and all of the foregoing assets and shall indemnify and hold harmless Purchaser and Company therefrom after Closing.

         The transfer of such assets to RDL shall not be a breach by the Company, MCTI, SBHI, RDLLLC, or Sellers of any representation, warranty, covenant, or other obligation under this Agreement.

         8.03. Tax Returns. All income, sales, use, franchise, property and other tax returns of MCTI, SBHI, RDLLLC and Company required to be filed by the Closing Date, taking into account any extensions of the filing deadlines granted to MCTI, SBHI, RDLLLC or Company, that have not yet been filed prior to the date hereof, and all such returns applicable to periods prior to 5/22/97 filed after the Closing Date shall be prepared at Sellers' direction by MCTI, SBHI, RDLLLC and the Company consistent with its past practices. Sellers agree to use their best efforts to obtain all extensions of time from governmental authorities necessary to effect this provision.

         8.04. Access and Information. From the date hereof to the Closing Date, upon reasonable notice and at Purchaser's expense (excluding any expenses attributable to Sellers' counsel, accountants and other representatives), Sellers shall afford (and shall cause MCTI, SBHI, RDLLLC and the Company to afford) to the Purchaser, its counsel, accountants and other representatives, free and full access in a manner so as not to interfere with the normal conduct of Company's business, to all the offices, properties, books, contracts, commitments and records of MCTI, SBHI, RDLLLC and Company and shall compile, prepare and furnish such persons with all information (including financial and operating data) concerning its affairs as they reasonably may request, including copies and extracts of pertinent records, documents and contracts. The Sellers shall assist (and shall cause MCTI, SBHI, RDLLLC and the Company and its employees to assist) the Purchaser, its counsel, accountants and representatives, in their examination of the MCTI, SBHI, RDLLLC and Company's books and records. To the extent that the MCTI, SBHI, RDLLLC and Company shall have control over same, the accountants of MCTI, SBHI, RDLLLC and Company shall furnish to the Purchaser or its accountants during such period any and all of their statements, working papers, tax returns and underlying records and data as the Purchaser or its accountants reasonably may request.

         8.05. Notification of Changes. Between the date hereof and the Closing Date, MCTI, SBHI, RDLLLC and the Company shall promptly notify Purchaser in writing of any material adverse change in the financial condition of MCTI, SBHI, RDLLLC and the Company, the method of conducting its operations, any material damage to or loss of any property or amount of property used in the business of the Company, or the institution of or the threat of institution of legal proceedings against MCTI, SBHI, RDLLLC or the Company or the status or conduct of legal proceedings, including investigations by any government agency, against MCTI, SBHI, RDLLLC or the Company.

         8.06. Certain Acts Prohibited. Except for distributions contemplated by
Section 8.02 hereof, between May 22, 1997 and the Closing Date, MCTI, SBHI, RDLLLC and the Company shall not, nor shall Sellers permit MCTI, SBHI or RDLLLC, without the prior written consent of the Purchaser, to:

                  A. Incur any material liability or encumber or permit the encumbrance of any properties or assets of MCTI, SBHI, RDLLLC or the Company, other than liens arising under loans shown on Schedule 8.06 A;

                  B. Dispose of or contract to dispose of any material amount of property or assets of MCTI, SBHI or RDLLLC or Company except as specifically provided by Section 8.02 herein, or sales of inventory in the ordinary course of business, with no adverse impact on the Company;

                  C. Enter into any lease or contract for the purchase, lease or acquisition of real estate or any lease or contract for the purchase, lease or acquisition of personal property of MCTI, SBHI, RDLLLC or the Company;

                  D. Excluding film contracts, other than guaranteed film contracts, enter into any agreement that is not cancelable by MCTI, SBHI, RDLLLC or the Company without penalty upon notice of thirty (30) days or less;

                  E. Cause to be formed any Subsidiary of MCTI, SBHI, RDLLLC or Company, or make any charitable contribution other than as accrued on the Balance Sheet or pay or incur travel or entertainment expenses other than in the ordinary course of business;

                  F. Declare or pay any dividends or make any other distribution whatsoever, including, but not limited to, return of capital contributions, guaranteed payments, service charges, interest charges, investment charges or similar fees, to its shareholders, members or partners;

                  G. Issue, sell, or purchase stocks, notes or other securities, Joint Venture Interest or membership interest of MCTI, SBHI, RDLLLC or the Company or of any other corporation or business;

                  H. Enter into any contract or agreement involving the acquisition or purchase of the stock, other securities or substantial portion of the assets of any other company or business;

                  I. Make any advances of cash or other assets to its shareholders, officers, directors, members or partners to any Affiliate thereof or to any person related by blood or marriage to such shareholders, officers, directors, members or partners;

                  J. Enter into or become a party to any contract or commitment under which the value of services to be performed or the cost of goods to be sold may exceed amounts arising in the ordinary course of business;

                  K. Make any commitment for capital expenditures in excess of $5,000.00, other than for ordinary repairs or maintenance and minor equipment additions and replacements;

                  L. Redeem, repurchase or otherwise reacquire any of the capital stock, membership interest or Joint Venture Interest of MCTI, SBHI, RDLLLC or the Company;

                  M. Issue any additional shares of Common Stock or any other class of capital stock, securities convertible into Common Stock or any other class of capital stock, membership interest or Joint Venture Interest, or issue or grant any options, warrants or rights concerning the same, for consideration or otherwise;

                  N. Make any adjustments in or to MCTI, SBHI, RDLLLC or Company's financial books and records of the current fiscal year that shall in any way affect the net income thereof;

                  O. Grant any increase in rates of pay for its employees, or grant any increase in benefits under any bonus, pension plan or other contract or commitment, or increase compensation payable or to become payable to officers or key salaried employees, or increase in bonus, insurance, pension or other benefit plan, payment or arrangement (formal or informal) made to or for or with any such officers, key salaried employees or agents, or grant any bonus to officers, key salaried employees or agents of MCTI, SBHI, RDLLLC or the Company;

                  P. Create any indebtedness for borrowed money other than that incurred pursuant to existing contracts disclosed in a Schedule;

                  Q. Amend the Articles of Incorporation or By-Laws of MCTI or SBHI, or make any change in MCTI's or SBHI's authorized or issued capital stock, except to eliminate prohibitions on transfer of stock, or, except to eliminate prohibition on transfer of Membership Interest, amend the Articles of Organization or Operating Agreement of RDLLLC, or the Joint Venture Agreement of Company; or

                  R. Settle or agree to settle any liabilities of MCTI, SBHI, RDLLLC or Company arising in connection with litigation matters set forth on Schedules 4.07, 5.07, 6.07 and 7.11.

         8.07. Insurance. From and after the date hereof and through the Closing Date, MCTI, SBHI, RDLLLC and the Company shall maintain all of its insurance policies in effect as of the date hereof; and all property shall be used, operated, maintained and repaired in a normal business manner and in accordance with provisions of such insurance policies relating thereto.

         8.08. No Default. Neither MCTI, SBHI, RDLLLC or the Company shall at any time after the date hereof and through the Closing Date do any act or omit to do any act, or knowingly permit any act or omission to occur that would cause a breach of any material contract, commitment or obligation of MCTI, SBHI, RDLLLC or the Company.

         8.09. Compliance with Laws. At all times after the date hereof and through the Closing Date Sellers, MCTI, SBHI, RDLLLC and the Company shall use reasonable best efforts to comply with all applicable laws as may be required for the consummation of the transactions contemplated by this Agreement.

         8.10. Consent of Others. To the extent that the consummation of the transactions provided for herein requires the consent of a third party, whether to avoid the occurrence of an event of default under any contract, license, lease or agreement to which MCTI, SBHI, RDLLLC or the Company is a party or by which its assets are bound or otherwise, MCTI, SBHI, RDLLLC or the Company shall reasonably cooperate with Purchaser to obtain any such consent prior to the Closing Date. Also, MCTI, SBHI, RDLLLC and the Company shall reasonably cooperate with Purchaser to procure estoppel letters from its landlords in form and substance substantially as set forth on Exhibit C attached hereto.

         8.11. Repayment of Debts to Company. Except as otherwise permitted by the terms of this Agreement, on or before the Closing Date all loans and advances from MCTI, SBHI, RDLLLC or Company to any of the Sellers or any Affiliate of Sellers, other than MCTI, SBHI, RDLLLC or the Company, whether or not disclosed in Schedule 7.14, shall be repaid in full, and Sellers, MCTI, SBHI, RDLLLC and Company shall have delivered to Purchaser appropriate instruments or writings to evidence the receipt of such repayments, and all guarantees by MCTI, SBHI, RDLLLC or the Company of loans obtained by any shareholder, officer, director, member or partner of MCTI, SBHI, RDLLLC or Company or any of their Affiliates or relatives from third parties shall have been released.

         8.12. No Shopping. From and after the date hereof and until the Closing or 7/15/97, whichever first occurs, neither Sellers, MCTI, SBHI, RDLLLC nor the Company will, directly or indirectly, through any officer, director, member, partner, agent, broker or otherwise solicit, initiate or encourage submission of proposals or offers from any third party relating to any acquisition or purchase of all or a material amount of the assets of, or any equity interest in, MCTI, SBHI, RDLLLC or Company or any merger, consolidation or business combination with MCTI, SBHI, RDLLLC or Company, provided, however, that the Sellers, MCTI, SBHI, RDLLLC or the Company and their officers, directors, members, partners and representatives will remain free to participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, facilitate in any other manner any effort or attempt by any third party to do or seek any of the foregoing to the extent their fiduciary duties may require. Sellers represent and warrant that they have not entered into any confidentiality agreements with any other potential purchaser of the Company or its Theatres.

         8.13. Covenants Not to Compete. For and in consideration of Purchaser performing its obligations hereunder, and, specifically payment of the Purchase Price, which is acknowledged by Sellers, Company and Ron Leslie, individually, as adequate consideration, Sellers, Company and Ron Leslie shall enter into an agreement, to be in substantially the form attached as Exhibit D hereto and satisfactory to Purchaser, not to compete with the Company or Purchaser in the motion picture exhibition business for a period of three (3) years following the Closing within a 25-mile radius of the Theatres. No portion of the purchase price of the Shares shall be allocated to the covenants not to compete.

         8.14. Pro Forma Final Tax Returns. Sellers shall prepare at Sellers' expense for the period ending May 22, 1997, pro forma final federal and foreign income tax returns, and state, county and local tax returns for MCTI, SBHI and RDLLLC and the Company, and said pro forma returns will correctly and accurately compute any accrued tax liabilities for that period. Sellers shall be responsible for, and pay all liabilities for federal and foreign income taxes, and state, county and local income taxes, as calculated by said pro forma returns to be due with respect to said period. Sellers shall have no responsibility for any federal, foreign, state, local or other income, franchise, capital gains, property, transfer, document or other tax liability (including penalties and interest in respect thereto, if any), for the period on or after May 23, 1997, including, without limitation, any such tax liabilities, with respect to Purchasers' acquisitions hereunder, that result from any election or deemed election under Section 338 of the Internal Revenue Code of 1986 (or from any provision of foreign, state, local or other tax law that treats a share sale as a sale or transfer of actual or beneficial interests in underlying assets for tax purposes).

         8.15.   Conditions Precedent.   Sellers shall use their best efforts
to satisfy the conditions precedent to the Purchaser's obligations hereunder.

                                   ARTICLE IX
                CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER

         The obligations of the Purchaser to consummate the transactions provided for herein are, at the option of the Purchaser, subject to the satisfaction, in all material respects, of the following conditions precedent on or prior to the Closing Date:

         9.01. Compliance by the Sellers, MCTI, SBHI, RDLLLC and the Company. All the terms, covenants and conditions of this Agreement to be complied with and performed by the Sellers, MCTI, SBHI, RDLLLC and the Company on or before the Closing Date shall have been fully complied with and performed.

         9.02. Representations and Warranties of Sellers, MCTI, SBHI, RDLLLC and the Company. The representations and warranties of the Sellers, MCTI, SBHI, RDLLLC and the Company contained herein and in the Exhibits, Schedules and certificates delivered pursuant hereto shall be true and correct on and as of the Closing Date with the same effect as though all such representations and warranties had been made on and as of that date, and Purchaser shall have received a certificate dated the Closing Date signed by Sellers, and an officer of MCTI, SBHI, RDLLLC and the Company, as is appropriate, stating that all such representations and warranties are true and correct. Any inspection or audit of the inventories, properties, financial condition or other matters relating to Sellers, MCTI, SBHI, RDLLLC or the Company and the business conducted pursuant to this Agreement shall in no way limit, affect or impair the ability of Purchaser to rely upon the representations, warranties, covenants and agreements of the Sellers, MCTI, SBHI, RDLLLC or the Company set forth herein, unless Purchaser had actual knowledge that any representation or warranty of Sellers, MCTI, SBHI, RDLLLC or the Company was materially untrue.

         9.03. No Adverse Change. Except as otherwise fully and adequately disclosed in this Agreement or on Schedule 9.03 hereto, there shall not have been any material adverse change in the business, assets, liabilities or condition, financial or otherwise, of MCTI, SBHI, RDLLLC or Company between 5/22/97 and the Closing Date, and Sellers, MCTI, SBHI, RDLLLC and the Company shall have delivered to Purchaser a certificate signed by Sellers, and an officer of MCTI, SBHI, RDLLLC and the Company, dated the Closing Date, to such effect.

         9.04. Approval of Legal Matters. All actions, proceedings, instruments and documents deemed necessary or appropriate by Purchaser or its counsel to effectuate this Agreement and the consummation of the transactions contemplated hereby, or incidental thereto, and all other related legal matters, shall be reasonably acceptable to such counsel.

         9.05. Opinion of Counsel for MCTI, SBHI, RDLLLC, Morgan Creek Productions, Inc. (MCPI) and the Company. Purchaser shall have received opinions, dated the Closing Date, of Spencer Fane Britt & Browne LLP, counsel to MCTI, MCPI, RDLLLC, and the Company, and from Loeb & Loeb LLP, counsel to SBHI, dated the Closing Date, in substantially the form attached hereto as Exhibits D, E, F, G, and H.

         9.06. Accuracy of Schedules. Examination by the Purchaser shall not have disclosed any material inaccuracy in the representations and warranties of Sellers or Company set forth in Articles IV, V, VI and VII hereof, or in the Schedules delivered to Purchaser pursuant to this Agreement.

         9.07. Litigation. No suit shall, at the Closing Date, be pending or threatened before any court, governmental agency, bureau, board, or other authority in which the transaction contemplated by this Agreement, is sought to be restrained or in connection with which damages or other relief is sought, or in which any material claim shall be asserted against MCTI, SBHI or RDLLLC not disclosed herein or in the schedules delivered pursuant hereto.

         9.08. Condition of Property and Risk of Loss. On the Closing Date, all property, plant and equipment, including furniture and fixtures, of Company shall be substantially in the same condition as at the close of business on the date hereof, except for (a) ordinary use and wear thereof; (b) changes occurring in the ordinary course of business between the date hereof and the Closing Date; and (c) damage or loss from causes beyond the reasonable power and control of Company, whether or not such damage or loss is covered by insurance; provided, however, if on or prior to the Closing Date any of the equipment, inventory and other tangible property of Company shall have suffered material loss or damage on account of fire, flood, accident, act of war, civil commotion or any other cause or event beyond the reasonable power and control of Company (whether or not similar to the foregoing) to an extent which, in the opinion of the Purchaser substantially affects the value of Company, the Purchaser shall have the right to terminate this Agreement. In such event, all parties shall be released from any liability hereunder.

         9.09. Resignations of Directors, Officers, Members and Partners. The Purchaser shall have received a written resignation signed by each of the directors, officers, members of management committee, and manager of MCTI, SBHI, RDLLLC and Company.

         9.10. Uniform Commercial Code Searches. The Purchaser shall have received Uniform Commercial Code searches (conducted through a date reasonably proximate in time to the Closing Date) of filings made pursuant to Article 9 thereof in all jurisdictions where MCTI, SBHI, RDLLLC or Company has any material personal property or fixtures, which shall be in form, scope and substance satisfactory to Purchaser and its counsel, and which shall not disclose any liens, security interests or encumbrances not disclosed in a Schedule.

         9.11. Consents. Purchaser shall have obtained any written consents required under the Theatre leases to transfer the Shares and estoppels of third parties referred to in Section 8.10, which, if other than in form as set forth on Exhibit C, shall be in form, scope and substantially satisfactory to Purchaser and its counsel. Provided, however, receipt of consent of the landlords to assignment of leases of the Theatres to either Carmike Cinemas, Inc. or Eastwynn Theatres, Inc., or an affiliate of either, shall not be a condition precedent to Purchaser's obligations hereunder.

         9.12. Delivery of Guaranty. MCTI shall have delivered to Purchaser the Guaranty of Morgan Creek Productions, Inc.

         9.13. Hart-Scott-Rodino. The waiting period applicable to the transaction contemplated hereby under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 shall have expired or been terminated, and no governmental entity shall have expressed the intention to file an action to restrain, modify or prohibit the transaction contemplated by this Agreement, or any part thereof.

                                    ARTICLE X
                   REPRESENTATIONS, WARRANTIES, COVENANTS AND
                          OBLIGATIONS OF THE PURCHASER

         The Purchaser represents, warrants and covenants to the Sellers as follows:

         10.01. Organization and Good Standing. Carmike Cinemas, Inc. is a Delaware corporation and Eastwynn Theatres, Inc. is an Alabama corporation, both of said corporations are duly organized and existing and in good standing under the laws of the State where incorporated, and have full corporate power to carry on their businesses, to own and operate their properties and assets in the places where such business is now conducted, and where such properties are now owned, leased or operated, and is duly qualified to do business, and are in good standing in such states or jurisdictions where the failure to so qualify would have a material adverse effect on the business or financial condition of either.

         10.02. Authority. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Purchaser; no further corporate action of any nature is required pursuant to the Articles of Incorporation and By-Laws of the Purchaser; and this Agreement constitutes the valid and binding obligations of the Purchaser, except as may be limited by bankruptcy, insolvency or other laws affecting creditors' rights generally or as may be modified by a court of equity in an action for specific performance. The execution, delivery and performance of this Agreement by Purchaser will not violate or result in default under any provision of the Articles of Incorporation or By-Laws of the Purchaser or any material commitment, indenture, license or other obligation to which the Purchaser is a party, or by which either of them is bound, or result in the creation of any lien, charge or encumbrance upon the Carmike Stock, or any of Purchaser's assets or properties, or result in the acceleration of the maturity of any payment date of any of Purchaser's obligations, or increase or materially adversely affect the obligations of Purchaser thereunder, and will not, to the best knowledge of the Purchaser, contravene any law, rule or regulation of any administrative agency or governmental body or any order, writ, injunction or decree of any court, administrative agency or governmental agency applicable to the Purchaser.

         10.03. Broker. Purchaser has not employed any broker, agent or finder, or incurred any liability for any brokerage fees, agent's commissions or finder's fees concerning the transactions contemplated hereby.

         10.04. Purchaser shall use its reasonable best efforts to procure on behalf of MCTI, SBHI, RDLLLC and the Company Landlord's Consents to the transactions contemplated hereby, and Carmike shall guarantee Eastwynn's performance under leases for the Company's Theatres.

         10.05. Purchaser is acquiring the Shares for its own account, for investment purposes only, and not with a view to the distribution thereof.

         10.06. Registration of Carmike Stock to be transferred to Sellers. Carmike covenants and agrees to:

                  A. Number of Carmike Shares. The aggregate number of shares of Carmike Stock to be delivered to Sellers, except SBH, at the Closing shall be 128,986; provided, however, that if, on the business day immediately prior to the Closing Date, the "Current Market Value" of the Carmike Stock is less than $31.00 per share, or greater than $35.00 per share the parties will then mutually agree upon the actual number of shares to be delivered. For purposes of this Agreement, "Current Market Value" per share of the Carmike Stock shall mean the closing price which shall be the last reported sale price regular way, or, in case no such reported sale takes place on such date, the average of the reported closing bid and ask prices regular way, in either case on the composite tape, or if the shares are not quoted on the composite tape, on the principal United States Securities Exchange registered under the Securities Exchange Act of 1934 on which the Carmike Stock is listed or admitted to trading. The number of shares of Carmike Stock to be delivered to Sellers pursuant to this Section shall be adjusted proportionately to reflect changes in the capitalization of Carmike between the date hereof and the Closing Date as a result of any recapitalization, reclassification, stock dividend, stock split, combination of shares, exchange of shares or any other change in Carmike's capital structure which affects holders of Carmike Stock generally.

                  B. Status of Carmike Shares. Each of the Sellers, except SBH, acknowledges and agrees severally, as to itself only, as follows:

                     (i) The Carmike Stock to be received by Sellers at Closing will not have been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

                     (ii) Except for shares to be allocated to Barry Reardon, the Carmike Stock is being acquired for Sellers' own account for investment and not with a view to any distribution or public offering within the meaning of the Securities Act, except as contemplated herein.

                     (iii) Seller will not sell or otherwise transfer the Carmike Stock except pursuant to the Resale Registration Statement as contemplated by Section 10.06 C of this Agreement, or in one or more private transactions if, in the opinion of counsel to Sellers, reasonably satisfactory to Carmike, such transaction or transactions are not required to be registered under the Securities Act or any applicable state securities laws.

                     (iv) Seller is an "Accredited Investor" within the meaning of Rule 501 of the Securities Act, or it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of an investment in the Carmike Stock, and the information provided to Carmike in the questionnaire completed by such Seller is true and correct.

                     (v) Seller has received prior to executing this Agreement the Carmike disclosure documents listed in Schedule 7.06 to this Agreement.

                     (vi) Carmike has made available to Seller at a reasonable time prior to its execution of this Agreement the opportunity to ask questions and receive answers concerning the terms and conditions of this Agreement, and to obtain any additional information which Carmike possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information referred to in (v) above.

                     (vii) Each certificate representing the Carmike Stock to be issued to Sellers at the Closing shall include a legend in substantially the following form:

               THE SECURITIES REPRESENTED BY THIS
               CERTIFICATE HAVE NOT BEEN REGISTERED UNDER
               THE SECURITIES ACT OF 1933, AS AMENDED, OR
               ANY STATE SECURITIES ACT, AND MAY NOT BE
               SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH
               REGISTRATION, OR AN EXEMPTION THEREFROM, OR,
               IN THE ABSENCE OF RECEIPT BY THE COMPANY OF
               AN

               OPINION OF COUNSEL REASONABLY SATISFACTORY TO
               THE COMPANY THAT THE SECURITIES MAY BE SOLD OR
               TRANSFERRED WITHOUT SUCH REGISTRATION.

         C.       Registration of Carmike Stock for Resale by Sellers.

                  (i)      SHELF REGISTRATION:

                             (a) Carmike agrees with Sellers that, as soon as
practicable after the Closing Date, but in no event later than 10 days after the Closing Date, Carmike shall file with the Securities and Exchange Commission (the "Commission") a Registration Statement (the "Resale Registration Statement") under the Securities Act with respect to resales by Sellers of Carmike Stock issued pursuant to this Agreement. Such Resale Registration Statement shall provide for sales to be made on a continuous basis pursuant to Rule 415 (or any similar rule that may be adopted by the Commission) in accordance with the intended method or methods of disposition designated by Sellers. Such Resale Registration Statement shall be filed on Form S-3 or such other form as Carmike determines in its sole discretion to be available and appropriate for the registration of resales of the Carmike Stock by Sellers.

                             (b) Carmike shall prepare and file with the
Commission such amendments (including post-effective amendments) and supplements to the Resale Registration Statement and the related prospectus as may be necessary to keep such registration current and continuously effective for a period to expire upon the earlier of (1) one year following the Closing Date, or such earlier time, if any, as to which Rule 144 or any successor rule or regulation under the Securities Act shall be available for immediate resales of the Carmike Stock by Sellers; or (2) the date that all the Carmike Stock is sold.

                  (ii) OBLIGATIONS WITH RESPECT TO REGISTRATION. In connection with the registration of the Carmike Stock pursuant to this subsection C, Carmike shall:

                             (a) Use all reasonable efforts to cause such
Resale Registration Statement to become and remain effective, within 45 days after Closing.

                           (b)      Furnish to Sellers at a reasonable time
prior to the filing thereof with the Commission a copy of the Resale Registration Statement in the form in which Carmike proposes to file the same; not later than one day prior to the filing thereof, a copy of any amendment (including any post-effective amendment) to such Resale Registration Statement; and promptly following the effectiveness thereof, a conformed copy of the Resale Registration Statement as declared effective by the Commission, and of each post-effective amendment thereto, including financial statements and all exhibits and reports incorporated therein by reference.

                           (c)      Furnish to Sellers such number of copies of
the Resale Registration Statement, each amendment thereto, the prospectus included in such registration statement (including each preliminary prospectus), each supplement thereto, and such other documents as they may reasonably request in order to facilitate the disposition of the Carmike Stock owned by them.

                           (d)      Use all reasonable efforts to register and
qualify the Carmike Stock covered by the Resale Registration Statement under such other securities laws of such jurisdictions as shall be reasonably requested by Sellers, and do any and all other acts and things which may be reasonably necessary or advisable to enable Sellers to consummate the disposition of Carmike Stock owned by Sellers in such jurisdictions; provided, however, that Carmike shall not be required in connection therewith, or as a condition thereto to qualify to transact business, or to file a general consent to service of process in any such states or jurisdictions, or to maintain the effectiveness of any such registration or qualification for any period during which it is not required to maintain the effectiveness of the related Resale Registration Statement under the Securities Act.

                           (e)      Promptly notify Sellers of the happening of
any event as a result of which the prospectus included in the Resale Registration Statement contains a untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of Sellers, and subject to the further provisions of Section 10.06 C
(iv)(b), Carmike will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Carmike Stock, such prospectus will not contain an untrue statement of a material fact, or omit to state any fact necessary to make the statements therein not misleading.

                           (f)      Enter into such customary agreements in form
and substance satisfactory to Carmike, and take such other customary actions as may be reasonably requested in order to expedite or facilitate the disposition of such Carmike Stock.

                           (g)      Make reasonably available for inspection by
Sellers pursuant to Resale Registration Statement and any attorney or accountant retained by Sellers, all financial and other pertinent records and corporate documents of Carmike, and use all reasonable efforts to cause the officers, directors, employees and independent accountants of Carmike to supply all information reasonably requested by Sellers, their attorneys or accountants, in connection which such registration statement, and in each case as and to the extent necessary to permit Sellers to conduct a reasonable investigation within the meaning of the Securities Act. To minimize disruption expense to Carmike during the course of the registration process, Sellers shall, to the extent practicable, coordinate investigation and due diligent efforts hereunder, and, to the extent practicable, coordinate investigation and due diligence efforts hereunder, and, to the extent practicable, will act through a single set of counsel, and a single set of accountants, and will enter into confidentiality agreements with Carmike in form and substance reasonably satisfactory to Carmike and Sellers prior to receiving any confidential or proprietary information of Carmike.

                           (h)      Promptly notify Sellers of the following
events, and (if requested by Sellers) confirm such notification in writing:

                                    (1) The filing of the prospectus, or any
prospectus supplement in the Resale Registration Statement, and any amendment or post-effective amendment thereof, and, with respect to the Resale Registration Statement, or any post-effective amendment thereto, the declaration of the effectiveness of such documents;

                                    (2) Any request by the Commission for
amendments or supplements to the Resale Registration Statement, or the prospectus, or for additional information;

                                    (3) The issuance or threat of issuance by
the Commission of any stop order suspending the effectiveness of the Resale Registration Statement, or the initiation of any proceedings for this purpose; provided, however, Carmike will use its best efforts to prevent issuance of such stop order or obtain its withdrawal promptly, if issued; and

                                        (4) The receipt by Carmike of any
notification with respect to the suspension of the qualification of the Carmike Stock for sale in any jurisdiction, or the initiation or threat of initiation of any proceeding for such purpose.

                                    (i) Cooperate with Sellers to facilitate the
timely preparation and delivery of certificates representing the Carmike Stock to be sold, and not bearing any restrictive legends, and enable such Carmike Stock to be sold in such lots and registered in such names as Sellers may request at least 2 business days prior to any delivery of the Carmike Stock to the purchaser so that new certificates free of restrictive legends will be available for sale by Sellers at the time of such delivery.

                           (iii) Carmike's obligations with respect to and in
compliance with this Section 10.06 C shall be expressly conditioned upon Sellers' compliance with the following:

                                    (a) Sellers shall cooperate with Carmike in
connection with the preparation of the Resale Registration Statement, and for so long as Carmike is obligated to keep the Resale Registration effective, shall provide to Carmike, in writing, for use in the Resale Registration Statement, all such information regarding Sellers' plan for distribution of the Carmike Stock as may be necessary to enable Carmike to prepare the Resale Registration Statement and prospectus covering the Carmike Stock, to maintain the currency and effectiveness thereof, and otherwise to comply with all applicable requirements of law in connection therewith.

                                    (b) During such time as Sellers may be
engaged in a distribution of the Carmike Stock, Sellers shall comply with Rules 10 B-6, and 10 B-7 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and pursuant thereto, shall, among other things:

                                        (1) Not engage in any stabilization
activity in connection with the securities of Carmike in contravention in such rules;

                                       (2) Distribute the Carmike Stock solely
in the manner described in the Resale Registration Statement;

                                       (3) Cause to be furnished to each broker
from whom the Carmike Stock may be offered, or to the offeree if an offer is not made through a broker, such copies of the prospectus and any amendment or supplement thereto, and documents incorporated by reference therein as may be required by law; and

                                       (4) Not bid for or purchase any
securities of Carmike, or attempt to induce any person to purchase any securities of Carmike other than as permitted under the Exchange Act.

                           (iv) HOLD BACK AGREEMENTS.

                                    Notwithstanding anything set forth herein to
the contrary, Sellers agree that they will give Carmike prior oral notice, directed to Carmike's Chief Executive Officer or Carmike's Chief Financial Officer, confirmed immediately in writing by facsimile transmission, of its intention to sell any Carmike Stock under the shelf Resale Registration Statement, which notice shall be given not less than two days in advance of any such proposed sale. In the event that Carmike thereafter informs Sellers within one day of its receipt of such notice from Sellers that in the good faith exercise of its reasonable business judgment, there exists bona fide financing, acquisition or other plans of Carmike or other matters which would require disclosure by Carmike of information, the premature disclosure of any of which would adversely affect or otherwise be detrimental to Carmike, Sellers shall refrain from selling Carmike Stock until the earlier to occur of the date (1) Carmike notifies Sellers that it has filed with the Commission an amendment or supplement to the prospectus included in the Resale Registration Statement, (2) Carmike notifies Sellers that the potentially disclosable event no longer exists, and that the prospectus included in the Resale Registration Statement does not contain an untrue statement of material fact or omit to state any fact necessary to make the statements therein not misleading, or (3) which is sixty days after the date that Sellers orally notified Carmike of its intention to sell any Carmike Stock, each of which is a "Disclosure Restricted Period". Carmike's obligations to keep the Resale Registration Statement current and effective shall be extended for a number of days equal to the Disclosure Restricted Period, or, if earlier, until the date on which all the Carmike Stock has been disposed of.

                (v) EXPENSES. Carmike shall bear the expenses of registration pursuant to this Section 10.06 C; provided, however, that Sellers shall be responsible for (1) the fees and expenses of their own counsel, their own accountants and other experts retained by Sellers with respect to such registration and resales, and (2) all underwriting discounts and fees or brokerage fees or commissions relating to the sale of the Carmike Stock.

                (vi) INDEMNIFICATION.

                (a) In connection with the registration under the Securities Act of the Carmike Stock pursuant this Section 10.06, Carmike shall indemnify and hold harmless Sellers, and each controlling person of Sellers, if any (within the meaning of the Securities Act), against any losses, claims, damages or liabilities, joint or several (or actions in respect thereto) ("Losses") to which such indemnified party may be subject under the Securities Act, under any other statute or at common law, but only to the extent such Losses arise out of or are based upon (1) any untrue statement (or alleged untrue statement) of any material fact contained in the Resale Registration Statement under which the Carmike Stock held by Sellers were registered under the Securities Act or offered for sale, any preliminary prospectus (if used prior to the effective date of such Registration Statement), or any final prospectus or any post-effective amendment or supplement thereto (if used during the period Carmike is required to keep the Resale Registration Statement effective)(the "Disclosure Documents); (2) any omission (or alleged omission) to state therein a material fact required to be stated therein, or necessary to make the statements made therein not misleading, or (3) any violation by Carmike of the Securities Act or any applicable state securities laws ("Blue Sky Laws"), or any rule or regulation promulgated under the Securities Act or any Blue Sky Law, or any other law applicable to Carmike in connection with the performance of its obligations under this Section 10.06; and Carmike shall reimburse each such indemnified party for any legal or other expenses reasonably incurred by such party in connection with investigating or defending any such loss, claim, damage, liability or action, whether or not resulting in any liability, or in connection with any investigation or proceeding by any governmental agency or instrumentality relating to any such claims with respect to any offering of securities pursuant to this Section 10.06, but excluding any amounts paid in settlement of any action, suit, arbitration, proceeding, litigation, or investigation

(collectively "Litigation"), commenced or threatened, if such settlement is effective without the prior written consent of Carmike, which consent shall not be unreasonably withheld; provided, however, that Carmike shall not be liable to any indemnified party in any such case to the extent that any such losses arise out of are based upon an untrue statement or omission or alleged omission made in any such Disclosure Document in reliance upon and in conformity with written information furnished to Carmike by or on behalf of such indemnified party expressly for use in the preparation thereof and so designated by such indemnified party, or made in any preliminary prospectus if a copy of the final prospectus was not delivered to the person alleging any loss, claim, damage or liability for which Losses arise at or prior to the written confirmation of the sale of such Carmike Sale to such person, and the untrue statement or omission concerned had been corrected in such final prospectus and copies thereof had timely been delivered by Carmike to such indemnified party; or (2) the use of any prospectus after such time as Carmike has advised such indemnified party that the filing of a post-effective amendment or supplement thereto is required, except the prospectus as so amended or supplemented or the use of any prospectus after such time as the obligation of Carmike to keep the same current and effective has expired.

                                    (b) In connection with the registration or
sale of Carmike Stock pursuant to this Section 10.06, Sellers shall, severally, indemnify and hold harmless Carmike, each of its directors, each of its officers who have signed such Resale Registration Statement, and each controlling person of Carmike, (within the meaning of the Securities Act), against any Losses, joint or several, to which such indemnified party may become subject under the Securities Act under any other statute or at common law, but only to the extent such Losses arise out of or are based upon (1) any untrue statement (or alleged untrue statement) of any material fact contained in any of the Disclosure Documents, or any omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with written information furnished to Carmike by or on behalf of such indemnifying party expressly for use in the preparation thereof, and so designated by such indemnifying party; (2) the use by such indemnifying party of any prospectus after such time as Carmike has advised such indemnifying party that the filing of a post-effective amendment or supplement thereto is required, except the prospectus as so amended or supplemented or after such time as the obligation of Carmike to keep the Resale Registration Statement effective and current has expired; or (3) any information given or representation made by such indemnifying party in connection with the sale of Carmike Stock which is not contained in, and not in conformity with the prospectus (as amended or supplemented at the time of the giving of such information or making of such representation); and such indemnifying party shall reimburse each such indemnified party for any legal and other expenses reasonably incurred by such party in investigating or defending any such loss, claim, damage, liability, or action, whether or not resulting in any liability, or in connection with any investigations or proceedings by any governmental agency, or instrumentality relating to any such claims with respect to any offering of securities pursuant to this Section 7.06, but excluding any amounts paid in settlement of any Litigation, commenced or threatened, if such settlement is effective without the prior written consent of such indemnifying party, which consent shall not be unreasonably withheld.

                                    (c) ACTIONS COMMENCED.  If a third party
commences any action or proceeding against an indemnified party related to any of the matters subject to indemnification under subsection (a) or (b) hereof, such indemnified party shall promptly give notice to the indemnifying party in writing, and the commencement thereof, but failure so to give notice shall not relieve the indemnifying party from any liability which it may have hereunder unless the indemnifying party is prejudiced thereby.

                                        The indemnifying party shall be
entitled to control the defense or prosecution of such claim or demand in the name of the indemnified party, with counsel satisfactory to the indemnified party, if it notifies the indemnified party in writing of its intention to do so within 20 days of its receipt of the notice from the indemnified party without prejudice however to the right of the indemnified party to participate therein through counsel of its own choosing, which participation shall be at the indemnified party's expense unless (1) the indemnified party shall have been advised by its counsel that use of the same counsel to represent both the indemnifying party and the indemnified party would represent a conflict of interest (which shall be deemed to include any case where there may be a legal defense or claim available to the indemnified party which is different from or additional to those available to the indemnifying party, in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party, or (2) the indemnifying party shall fail vigorously to defend or prosecute such claim or demand within a reasonable time. Whether or not the indemnifying party chooses to defend or prosecute such claim, the parties hereto shall cooperate in the prosecution or defense of such claim, and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials, and appeals as may be requested in connection therewith.

                           (d) CONTRIBUTION.  If the indemnification provided
for in subsections (a) or (b) hereinabove is unavailable to or insufficient to hold the indemnified party harmless under said subsections in respect of any Losses referred to therein for any reason other than as specified therein, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and such indemnified party on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by (or omitted to be supplied by) Carmike or the Sellers, and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an indemnified party as a result of the Losses referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigation or defending in any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         10.07. Capitalization. Carmike's capital structure is set forth as follows:

                              CLASS A COMMON STOCK

       Authorized                      Issued and Outstanding
       ----------                      ----------------------
       22,500,000 ($.03 par value)     9,758,601 as of 3/31/97

                              CLASS B COMMON STOCK

    Authorized                                    Issued and Outstanding
    5,000,000                                     1,420,700 as of 3/31/97

                                 PREFERRED STOCK


    Authorized                                    Issued and Outstanding
    1,000,000 ($1.00 par value)                   0              as of 3/31/97

                  Carmike Stock to be issued pursuant hereto will be duly authorized, validly issued, fully paid and non-assessable.

         10.08.  Governmental Approval and Other Consents.

                  A. Purchaser has all governmental approvals, authorizations, permits and licenses required to permit the operation of its business as presently conducted and the absence of which would adversely affect in a material way the operations of its business.

                  B. Except for requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, no authorization, consent or approval of, or designation, declaration or filing with, any public body, governmental authority, bureau or agency or other persons or entities on the part of Carmike is necessary or required as a condition to the validity of this Agreement and the consummation of the transactions contemplated hereby except for landlord consents to assignment of Theatre leases.

         10.09. Conditions Precedent. Purchaser shall use its reasonable best efforts to satisfy the conditions precedent to Sellers' obligations hereunder.

         10.10. Release of Ron Leslie from Film Contracts. Purchaser shall use its reasonable best efforts to procure the release of Ron Leslie from any personal guarantees of film contracts with motion picture distributors.

         10.11. Tax Returns. Purchaser shall cause to be filed at Purchaser's expense all tax returns for the period beginning May 23, 1997, for all federal, state, county and local tax returns required to be filed by MCTI, SBHI, RDLLLC and the Company, and said returns will be true and correct in all respects. Purchaser shall pay all federal income taxes and all state, county and local income taxes, franchise, property, sales, use and other taxes and assessments (including penalties and interest in respect thereof, if any) that have become or are due with respect to said period, and shall hold harmless and indemnify Seller's therefrom.

                                   ARTICLE XI
               CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLERS

         The obligation of the Sellers to consummate the transactions provided for herein is, at the option of Sellers, subject to the satisfaction, in all material respects, of the following conditions precedent on or prior to the Closing Date:

         11.01. Compliance by the Purchaser. All the terms, covenants and conditions of this Agreement to be complied with and performed by the Purchaser on or before the Closing Date shall have been fully complied with and performed in all material respects.

         11.02. Representations and Warranties of the Purchaser. The representations and warranties of the Purchaser contained herein shall be true and correct in all material respects, on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made on and as of the Closing Date, and the Purchaser shall have furnished to the Sellers a certificate dated the Closing Date and signed by the President or Vice President and Secretary or Assistant Secretary of the Purchaser to such effect.

         11.03. Opinion of Counsel for the Purchaser. The Sellers shall have received an opinion of Champion & Champion, counsel for the Purchaser, dated the Closing Date, in substantially the form attached hereto as Exhibit I.

         11.04. Hart-Scott-Rodino. The waiting period applicable to the transaction contemplated hereby under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 shall have expired or been terminated, and no governmental entity shall have expressed the intention to file an action to restrain, modify or prohibit the transaction contemplated by this Agreement, or any part thereof.

         11.05. No Adverse Change. Except as otherwise fully and adequately disclosed in this Agreement, or on Schedule 11.05 hereto, there shall not have been any material adverse change in the business, assets, liabilities or condition, financial or otherwise, of Purchaser between 3/31/97 and the Closing Date, and Purchaser shall have delivered to Seller a certificate signed by an officer of Purchaser, dated the Closing Date to such effect.

         11.06. Approval of Legal Matters. All actions, proceedings, instruments and documents deemed necessary or appropriate by Sellers or their respective counsel to effectuate this Agreement, and the consummation of the transactions contemplated hereby, or incidental thereto, and all other related legal matters shall be reasonably acceptable to such counsel.

         11.07. Litigation. No suit shall, at the Closing Date, be pending or threatened before any court, governmental agency, bureau, board, or other authority in which the transaction contemplated by this Agreement, is sought to be restrained or in connection with which damages or other relief is sought, or in which any material claim shall be asserted against Purchaser not disclosed herein or in the schedules delivered pursuant hereto.

         11.08. Leslie Release from Bank Loan. Ron and Juanita Leslie shall have been released at or before Closing from any guarantees of RDLLLC Bank Loans.

                                   ARTICLE XII
                                   TERMINATION

         12.01. Right of Termination. This Agreement and the transactions contemplated by this Agreement may be terminated at any time prior to the Closing Date:

                  A. By the mutual consent of the Board of Directors of Purchaser and the Boards of Directors and Members of Sellers (acting unanimously).

                  B. By the Board of Directors of Purchaser by giving written notice to Sellers at any time prior to the Closing Date in the event (i) any of the Sellers has within the then previous 10 business days given the Purchaser any notice pursuant to Section 12.04 below, and (ii) the development that is the subject of the notice has had a material adverse effect upon the financial condition of MCTI, SBHI, RDLLLC or Company, each taken as a whole;

                  C. By the Board of Directors of Purchaser in the event that the obligations and conditions set forth in Articles VIII and IX of this Agreement shall not have been satisfied or waived by the Closing Date.

                  D. By any Seller in the event that the conditions set forth in Articles X and XI of this Agreement shall not have been satisfied or waived by the Closing Date.

                  E. By either Purchaser or any Seller if any action or proceeding before any court or other governmental body or agency shall have been instituted in good faith by an unrelated third party (i) to restrain, modify, or prohibit the transaction contemplated by this Agreement, (ii) to recover damages from Purchaser, MCTI, SBHI, RDLLLC or the Company, or any Seller if such action or proceeding could result in the imposition of a material liability against or affecting the business or properties of the Purchaser, MCTI, SBHI, RDLLLC or the Company, or any Seller in the opinion of the party seeking to terminate this Agreement, or (iii) to force Purchaser, MCTI, SBHI, RDLLLC or the Company, any subsidiary or any Seller to take any action that would have a material and adverse effect on the business or properties of the Purchaser, MCTI, SBHI, RDLLLC or the Company or any Seller in the opinion of the party seeking to terminate this Agreement unless either the Purchaser, MCTI, SBHI, RDLLLC or the Company, or the Sellers causes such action or proceeding to be dismissed on or prior to the Closing Date.

         12.02. Notice of Termination. Notice of termination of this Agreement, as provided for in this Article XII, shall be given by the parties so terminating to the other parties hereto, in accordance with the provisions of
Section 15.09 of this Agreement.

         12.03. Effect of Termination. In the event that this Agreement is terminated, this Agreement shall become void and of no further force and effect, without liability of any party to any other party except for those liabilities for indemnification arising in connection with or under the provisions of
Section 15.03 and 15.07 hereof.

         12.04. Notice of Developments. Any of the Sellers may elect at any time to notify the Purchaser of any development causing a breach of any of the representations and warranties in Articles IV, V, VI and VII above. Unless the Purchaser has the right to terminate this Agreement pursuant to Section 12.01 above by reason of the development and exercises that right within the period referred to in Section 12.01 above, the written notice pursuant to this Section
12.04 will be deemed to have amended the Schedules, to have qualified the representations and warranties contained in Articles IV, V, VI and VII and to have cured any misrepresentation or breach of warranty that otherwise might have existed hereunder by reason of the development.

                                  ARTICLE XIII
                            SELLER'S INDEMNIFICATION

         13.01. Sellers' Agreement to Indemnify. From and after the Closing, subject to the terms and conditions of this Article XIII, and if there is an applicable survival period pursuant to Section 13.04 below, the Sellers agree to indemnify, defend and hold MCTI, SBHI, RDLLLC, Purchaser and the Company harmless from and against all Claims asserted against, imposed upon or incurred by the Purchaser, MCTI, SBHI, RDLLLC or the Company by reason of or resulting from:

                  A. A breach or nonfulfillment of any warranty or any inaccuracy of any representation contained in, or made by Sellers or the Company, pursuant to this Agreement, or

                  B. A breach or nonfulfillment of any covenant or agreement of the Sellers or the Company, other than a representation or warranty, contained in, or made, pursuant to this Agreement, or

                  C.  Any Undisclosed Liability.

                  D.  Any liability arising under Section 8.02.

         13.02. Conditions of Indemnification. The obligations and liabilities of the Sellers hereunder with respect to Claims shall be subject to the following terms and conditions:

                  A. The Purchaser shall give the Sellers notice of any Claim promptly after the Purchaser receives notice thereof (and in no event more than thirty (30) days after Purchaser receives such notice), and the Sellers will undertake the defense and payment thereof by representatives of their own choosing satisfactory to Purchaser. All costs and expenses of such defense (including fees of counsel), and any settlement or compromise resulting from the defense of any Claim by the Sellers, shall be paid for by the Sellers. Purchaser shall have the right of prior approval of any settlement or compromise which by its terms could have an adverse impact on the ongoing business operations or financial prospects of Purchaser or the Company.

                  B. In the event that the Sellers, within a reasonable time after receipt of notice of any such Claim, but in no event more than thirty (30) days after receipt of such notice, fail to defend or pay, the Purchaser will (upon further notice to the Sellers) have the right to undertake the defense, compromise or settlement of such Claim on behalf of and for the account and risk of the Sellers, subject to the right of the Sellers to assume the defense of such Claim at any time prior to settlement, compromise or final determination thereof.

         13.03. Assistance. In the event so requested by the Sellers, the Purchaser shall use its best efforts to make available all information and assistance reasonably required in the defense by the Sellers of a Claim.

         13.04. Limitations. The Sellers' obligation to indemnify the Purchaser, MCTI, SBHI, RDLLLC and the Company as provided in Section 13.01 above is subject to the condition that the Sellers shall have been given notice by Purchaser, MCTI, SBHI, RDLLLC or the Company of the Claim for which indemnity is sought:

                  A. Eighteen (18) months after the Closing Date for all Claims, other than a Claim based on breach of the warranties or representations contained in Section 4.03, 5.03, 6.03, 7.03 and 8.02; and

                  B. At any time after the Closing Date in the case of any claim based upon a breach of the warranties or representations contained in Sections 4.03, 5.03, 6.03, 7.03 and 8.02.

         13.05. Apportionment of Liability. Each Seller shall be severally liable for the individual representations particularly pertaining to that Seller and MCTI in the case of MCT, SBHI in the case of SBH, and RDLLLC in the case of RDL, as set forth in this Agreement, and shall only be jointly liable, on a pro rata basis in accordance with their ownership in the Company, for the representations and warranties made by or pertaining to the Company. Further, Sellers liability hereunder shall be limited to $6,000,000.00 in the aggregate.

         13.06. Guaranty of Morgan Creek Productions, Inc. For Indemnification by MCT. MCT acknowledges and agrees that the Shareholders of Morgan Creek Theaters, Inc. and Morgan Creek Productions, Inc. are the same individuals. By their individual executions hereof as Shareholders of MCTI, MCT hereby acknowledges and agrees that receipt of MCT's portion of the

Purchase Price by said Shareholders constitutes a direct and material benefit to MCPI; and, therefore, constitutes good and valid consideration to MCPI for its execution of the Guaranty. Purchaser agrees that it shall look solely to MCPI pursuant to the Guaranty for any indemnification or other liability or claim whatsoever hereunder, and shall not seek recovery against the Shareholders of MCTI therefor.

                                   ARTICLE XIV
                           PURCHASER'S INDEMNIFICATION

         14.01. Purchaser's Agreement to Indemnify. From and after the Closing, subject to the terms and conditions of this Article XIV, and if there is an applicable survival period pursuant to Section 14.04 below, the Purchaser agrees to indemnify, defend and hold the Sellers and the Company harmless from and against all Claims asserted against, imposed upon or incurred by the Purchaser or the Company by reason of or resulting from

                A. A breach or nonfulfillment of any warranty or any inaccuracy of any representation contained in or made pursuant to this Agreement, or

                B. A breach or nonfulfillment of any covenant or agreement of the Purchaser, other than a representation or warranty, contained in or made pursuant to this Agreement, or

                C. Failure to pay any liabilities to film companies which have been guaranteed by Ron Leslie, or

                D.  Failure to timely pay any taxes pursuant to Section 10.11.

         14.02. Conditions of Indemnification. The obligations and liabilities of the Purchaser hereunder with respect to Claims shall be subject to the following terms and conditions:

                A. Any Seller shall give the Purchaser notice of any Claim promptly after any Seller receives notice thereof (and in no event more than thirty (30) days after Seller receives such notice), and the Purchaser will undertake the defense and payment thereof by representatives of their own choosing satisfactory to Seller. All costs and expenses of such defense (including fees of counsel), and any settlement or compromise resulting from the defense of any Claim by the Purchaser, shall be paid for by the Purchaser. Each Seller shall have the right of prior approval of any settlement or compromise which by its terms could have an adverse impact on the ongoing business operations or financial prospects of Seller or the Company.

                  B. In the event that the Purchaser, within a reasonable time after receipt of notice of any such Claim, but in no event more than thirty (30) days after receipt of such notice, fail to defend or pay, the Seller will (upon further notice to the Sellers) have the right to undertake the defense, compromise or settlement of such Claim on behalf of and for the account and risk of the Sellers, subject to the right of the Purchaser to assume the defense of such Claim at any time prior to settlement, compromise or final determination thereof.

         14.03. Assistance. In the event so requested by the Purchaser, the Sellers shall use their reasonable best efforts to make available all information and assistance reasonably required in the defense by the Purchaser of a Claim.

         14.04. Limitations. The Purchaser's obligation to indemnify the Sellers as provided in Section 14.01 above is subject to the condition that the Purchaser shall have been given notice by Sellers, or any of them, of the Claim for which indemnity is sought within eighteen (18) months after the Closing Date, other than a claim based on breach of the representations, warranties, covenants and obligations of the Purchaser set forth in Section 10.11.

                                   ARTICLE XV
                                  MISCELLANEOUS

         15.01.  Survival of Representations.

                  A. All statements contained in any Schedule or certificate delivered by or on behalf of the Purchaser, MCTI, SBHI, RDLLLC, the Company or the Sellers pursuant hereto, shall be deemed representations and warranties hereunder by the Purchaser, MCTI, SBHI, RDLLLC, Sellers or the Company, as the case may be. The representations, warranties and agreements made by the Purchaser, MCTI, SBHI, RDLLLC, Company and the Sellers herein shall survive consummation of the transactions contemplated hereby for a period of 18 months, and no inspection or audit of the inventories, properties, financial condition, records or other matters relating to Seller, MCTI, SBHI, RDLLLC, Company or Purchaser shall limit, affect or impair the ability of the Purchaser, MCTI, SBHI, RDLLLC, Company or Sellers to rely upon the representations, warranties and agreements of Purchaser, MCTI, SBHI, RDLLLC, Sellers or Company set forth herein, unless either party had actual knowledge that any representation or warranty of the other party was materially untrue.

                  B. Nothing contained in this Agreement shall relieve Sellers or any officer or director of the Purchaser of any liability or limit any liability that he or she may have on account of common law fraud or purposeful misrepresentation in connection with the transactions contemplated by this Agreement or in connection with the delivery of any certificate required to be delivered under the terms hereof, which certificate is untrue in any material respect.

         15.02. Confidentiality of Information. In the event of termination of this Agreement, the Purchaser shall keep confidential the information (unless readily ascertainable from public or published information or trade sources) obtained from MCTI, SBHI, RDLLLC, Sellers or the Company or the Sellers concerning their operations, financial condition and business, and shall return to Company (without retaining copies thereof) any documents or other information obtained from the Company or the Sellers in connection therewith. Purchaser shall not disclose to any third party any such information regarding Sellers or Company except only to those who have a need to know such information in order to advise Purchaser with respect to this Agreement and the transactions contemplated hereunder, and only if such third party is advised in advance of the confidentiality of such information, and agrees to abide by this Section
15.03 to the same extent as if such person was a party to this Agreement. Sellers and Company shall similarly keep confidential any non-public information obtained from the Purchaser concerning the operation and business of Purchaser and shall return to the Purchaser (without retaining copies thereof) any documents or other written information obtained from the Purchaser in connection therewith.

         15.03. Public Announcements. Neither Purchaser, Company nor any Sellers shall make any public announcement concerning this Agreement or the transactions contemplated hereby without the prior written consent of the Purchaser and Sellers.

         15.04. Construction. This Agreement shall be construed and enforced in accordance with the laws of the State of Kansas.

         15.05. Amendment. This Agreement may be amended, supplemented or interpreted at any time only by a written instrument executed by all the parties hereto.

         15.06. Expenses; Brokers' and Finders' Fees. Sellers agree that they are solely responsible for the payment of any brokers' or finders' fees or commissions payable to any person employed by any Sellers in connection with the transactions contemplated by this Agreement and will indemnify the Purchaser with respect thereto, and Purchaser shall be solely responsible for any such fee payable to any person employed by Purchaser. Except with respect to such fees or commissions, each party hereto shall pay its or his or her own expenses incident to this Agreement and the transactions contemplated hereby, including all fees and expenses of their counsel, whether or not such transactions shall be consummated.

         15.07. Further Assurances. The parties hereto agree and acknowledge that certain computations, exchange and notification of information and other actions may be required from time to time and after the date hereof through and after the Closing Date with respect to this Agreement. The parties hereto and their respective representatives shall use their best efforts to cooperate with one another in the expeditious completion of all such computations, notifications and actions required. Without limiting the generality of the foregoing, Sellers agrees to use his best efforts to assist Purchaser with respect to the resolution of any matters arising in connection with or affecting the title of the Company to any of its assets and properties. Sellers, MCTI, SBHI, RDLLLC, the Company and Purchaser shall execute and deliver any and all documents, and will cause any and all other action to be taken, either before or after the Closing, which may be necessary or proper to effect or evidence the provisions of this Agreement and the transactions contemplated hereby.

         15.08. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have duly been given if delivered or if mailed, by United States certified or registered mail, prepaid to the parties or their assignees at the following addresses, or by confirmed telecopy, (or at such other addresses as shall be given in writing by the Parties to one another):

         Purchaser:
                              Mr. John O. Barwick, III
                              Carmike Cinemas, Inc.
                              1301 First Avenue
                              Columbus, GA 31901
                              Tel: 706/576-3415
                              Fax: 706/576-3419

                           With a copy to:

                              F. Lee Champion, III
                              Champion & Champion
                              1030 Second Avenue
                              Columbus, GA  31901
                              Tel: 706/324-4477
                              Fax: 706/324-0470

         Sellers:

                  MCT:        c/o Morgan Creek Productions
                              4000 Warner Boulevard, Bldg. 76
                              Burbank, CA 91522
                              Tel: 818/954-2854
                              Fax: 818/954-4811
                              ATTN: Legal Department

                  SBH:        HB Svenska Bio
                              Klippvagen 3
                              S-181 31 Lidingo
                              SWEDEN
                              Att: Peter Fornstam
                              Tel: 011-46-8-765-2610
                              Fax: 011-46-8-767-6140

                           With a copy to:

                              Michael L. Mayerson
                              Loeb & Loeb, LLP
                              10100 Santa Monica Boulevard
                              Suite 2200
                              Los Angeles, CA 90067
                              Tel: 213/688-3400
                              Fax: 213/688-3460

                  RDL:         Ron D. Leslie
                               12624 Cedar
                               Leawood, KS 66209

                           With a copy to:

                               James W. Kapp, Jr.
                               Spencer Fane Britt & Browne LLP
                               Suite 1400, 1000 Walnut Street
                               Kansas City, MO 64106-2140
                               Tel: 816/474-8100
                               Fax: 816/474-0476


         15.10. Remedies Not Exclusive. No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy. The election of any one remedy by a party hereto shall not constitute a waiver of the right to pursue other available remedies.

         15.11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         15.12. Entire Agreement. This Agreement, the Exhibits, certificates and Schedules delivered pursuant hereto contain the entire agreement between the parties hereto concerning the transaction contemplated herein and supersede all prior agreements or understandings between the parties hereto relating to the subject matter hereof, including the Letter of Intent. No oral representation, agreement, understanding or modification made by any party hereto shall be valid or binding upon such party or any other party hereto.

         15.13. Additional Documents. The parties hereto will at any time after the date hereof sign, execute, and deliver, or cause others so to do, all such powers of attorney, deeds, assignments, documents and instruments and do or cause to be done all such other acts and things as may be necessary or proper to carry out the transactions contemplated by this Agreement.


         15.14. Captions and Section Headings. Captions and section headings used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.

         15.15. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, or the indemnification set forth herein, shall be settled by arbitration in accordance with the arbitration rules of the American Arbitration Association, in Memphis, Tennessee, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

         15.16. Schedules. To the extent that identical information may be required by two or more schedules hereto, such information need be supplied on only one schedule if appropriate cross-references are made on such other schedules or if the information is readily available on another Schedule or in the Agreement.

         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals, on the day and year first above written.

                           SELLERS:

                           SHAREHOLDERS OF MORGAN CREEK
                           THEATERS, INC.:

                           ---------------------------------
                                      JAMES G. ROBINSON

                           ---------------------------------
                                      GARY BARBER


                           SHAREHOLDERS OF SB HOLDINGS, INC.:

                           HB SVENSKA BIO

                           BY:
                              ------------------------------
                                Title: Peter Fornstam


                           MEMBERS OF RDL CONSULTING LIMITED
                           LIABILITY COMPANY:


                           ---------------------------------
                                RON D. LESLIE

                           ----------------------------------
                                JUANITA R. LESLIE

                           COMPANY:

                           FIRST INTERNATIONAL THEATERS,
                           A Delaware Joint Venture

                           BY:      MORGAN CREEK THEATRES, INC.
                                    A Delaware Corporation

                                    BY:
                                       -----------------------------
                                       Title:
                                             -----------------------


                           BY:      SB HOLDINGS, INC.
                                    A Delaware Corporation

                                    BY:
                                       -----------------------------
                                       Title:
                                             -----------------------

                           BY:      RDL CONSULTING LIMITED LIABILITY
                                    COMPANY, a Wyoming Limited
                                    Liability Company

                                    BY:
                                       -----------------------------
                                                  Member

                           MCTI:

                           MORGAN CREEK THEATRES, INC.
                           A Delaware Corporation


                           BY:
                              --------------------------------------
                                       Title:
                                             -----------------------

                           SBHI:

                           SB HOLDINGS, INC.
                           A Delaware Corporation

                           BY:
                              --------------------------------------
                                       Title:
                                             -----------------------

                            RDLLLC:

                            RDL CONSULTING LIMITED LIABILITY
                            COMPANY, a Wyoming Limited
                            Liability Company


                            BY:
                               ---------------------------------------
                                           Member

                            PURCHASER:

                            CARMIKE CINEMAS, INC.


                            BY:
                               ---------------------------------------
                                     Title:
                                           ---------------------------


                            EASTWYNN THEATRES, INC.


                            BY:
                               ---------------------------------------
                                     Title:
                                           ---------------------------